                                                                 EXECUTION COPY





   _________________________________________________________________________


                                AMENDED AND RESTATED
                            SALE AND SERVICING AGREEMENT
           (Amending and Restating the Repurchase Agreement dated as of
                 December 3, 1996 and the Servicing Agreement dated
                              as of December 3, 1996)
                             Dated as of July 21, 1998

                                       among

                   ARCADIA AUTOMOBILE RECEIVABLES WAREHOUSE TRUST
                                       Issuer

                         ARCADIA RECEIVABLES CONDUIT CORP.
                                  Original Issuer

                         ARCADIA RECEIVABLES FINANCE CORP.
                                       Seller

                               ARCADIA FINANCIAL LTD.
                     In its individual capacity and as Servicer

               BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                         Administrative Agent and RCC Agent

                     MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                                     DFC Agent

                                        and

                    NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
              Backup Servicer, Collateral Agent and Indenture Trustee


   _________________________________________________________________________

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                                 TABLE OF CONTENTS

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                                      ARTICLE I

                                    DEFINITIONS

Section 1.1.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . 1

Section 1.2.     Usage of Terms. . . . . . . . . . . . . . . . . . . . . . . .24

Section 1.3.     Calculations. . . . . . . . . . . . . . . . . . . . . . . . .24

Section 1.4.     Section References. . . . . . . . . . . . . . . . . . . . . .24

Section 1.5.     No Recourse.. . . . . . . . . . . . . . . . . . . . . . . . .24

Section 1.6.     Material Adverse Effect.. . . . . . . . . . . . . . . . . . .25

Section 1.7.     Conditions of Effectiveness.. . . . . . . . . . . . . . . . .25

Section 1.8.     Assignment and Delegation of Rights and Duties by
                 Original Issuer to Issuer . . . . . . . . . . . . . . . . . .25

                                  ARTICLE II

                   COMMITMENT AND CONVEYANCE OF RECEIVABLES

Section 2.1.     Commitment. . . . . . . . . . . . . . . . . . . . . . . . . .26

Section 2.2.     Security Interest . . . . . . . . . . . . . . . . . . . . . .28

Section 2.3.     Payment, Transfer and Custody . . . . . . . . . . . . . . . .28

Section 2.4.     Representations and Warranties of the Seller. . . . . . . . .30

Section 2.5.     Events of Default . . . . . . . . . . . . . . . . . . . . . .32

Section 2.6.     Remedies Upon Occurrence of an Event of Default . . . . . . .34

Section 2.7.     Term of Commitment. . . . . . . . . . . . . . . . . . . . . .35

Section 2.8.     Repurchase of Receivables upon Breach of Warranty . . . . . .35

Section 2.9.     Opinions of Counsel . . . . . . . . . . . . . . . . . . . . .36

Section 2.10.    Additional Conditions . . . . . . . . . . . . . . . . . . . .36

Section 2.11.    Covenant of the Seller. . . . . . . . . . . . . . . . . . . .38

                                  ARTICLE III

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 3.1.     Duties of the Servicer. . . . . . . . . . . . . . . . . . . .38

Section 3.2.     Collection of Receivable Payments; Modifications of
                 Receivables; Lockbox Agreements . . . . . . . . . . . . . . .39

Section 3.3.     Realization Upon Receivables. . . . . . . . . . . . . . . . .42

Section 3.4.     Insurance.. . . . . . . . . . . . . . . . . . . . . . . . . .43

Section 3.5.     Maintenance of Security Interests in Vehicles.. . . . . . . .44

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                                 TABLE OF CONTENTS
                                    (CONTINUED)

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Section 3.6.     Covenants, Representations, and Warranties of
                 Servicer. . . . . . . . . . . . . . . . . . . . . . . . . . .45

Section 3.7.     Purchase of Receivables Upon Breach of Covenant.. . . . . . .46

Section 3.8.     Total Servicing Fee; Payment of Certain Expenses by
                 Servicer. . . . . . . . . . . . . . . . . . . . . . . . . . .47

Section 3.9.     Servicer's Certificate. . . . . . . . . . . . . . . . . . . .47

Section 3.10.    Annual Statement as to Compliance; Notice of
                 Servicer Termination Event. . . . . . . . . . . . . . . . . .48

Section 3.11.    Annual Independent Accountants' Report. . . . . . . . . . . .48

Section 3.12.    Access to Certain Documentation and Information
                 Regarding Receivables . . . . . . . . . . . . . . . . . . . .49

Section 3.13.    Monthly Tape. . . . . . . . . . . . . . . . . . . . . . . . .49

Section 3.14.    Retention and Termination of Servicer.. . . . . . . . . . . .50

Section 3.15.    Fidelity Bond.. . . . . . . . . . . . . . . . . . . . . . . .50

Section 3.16.    Duties of the Servicer under the Indenture. . . . . . . . . .51

Section 3.17.    Collecting Lien Certificates Not Delivered on the
                 Purchase Date . . . . . . . . . . . . . . . . . . . . . . . .51

Section 3.18.    Accountants' Review of Receivable Files.. . . . . . . . . . .51

                                  ARTICLE IV

                   DISTRIBUTIONS; STATEMENTS TO NOTEHOLDERS

Section 4.1.     Secured Accounts. . . . . . . . . . . . . . . . . . . . . . .52

Section 4.2.     Collections.. . . . . . . . . . . . . . . . . . . . . . . . .56

Section 4.3.     Application of Collections. . . . . . . . . . . . . . . . . .56

Section 4.4.     Monthly Advances. . . . . . . . . . . . . . . . . . . . . . .57

Section 4.5.     Additional Deposits.. . . . . . . . . . . . . . . . . . . . .58

Section 4.6.     Distributions.. . . . . . . . . . . . . . . . . . . . . . . .58

Section 4.7.     Statements to Noteholders.. . . . . . . . . . . . . . . . . .61

Section 4.8.     Indenture Trustee as Agent; Calculation of Weighted
                 Average APR, WAC Deficiency Amounts, Basis Fee Percent and
                 Advance Interest Rate . . . . . . . . . . . . . . . . . . . .61

Section 4.9.     Eligible Accounts.. . . . . . . . . . . . . . . . . . . . . .62

Section 4.10.    Additional Withdrawals from the Collection Account. . . . . .62

Section 4.11.    Cross-Collateralization with the Spread Account
                 Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .63

                                   ARTICLE V

                                 THE SERVICER

Section 5.1.     Liability of Servicer; Indemnities. . . . . . . . . . . . . .63

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                                 TABLE OF CONTENTS
                                    (CONTINUED)

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Section 5.2.     Merger or Consolidation of, or Assumption of the
                 Obligations of, the Servicer or Backup Servicer . . . . . . .65

Section 5.3.     Limitation on Liability of Servicer, Backup Servicer
                 and Others. . . . . . . . . . . . . . . . . . . . . . . . . .66

Section 5.4.     Delegation of Duties. . . . . . . . . . . . . . . . . . . . .66

Section 5.5.     Servicer and Backup Servicer Not to Resign. . . . . . . . . .66

                                  ARTICLE VI

                          SERVICER TERMINATION EVENTS

Section 6.1.     Servicer Termination Event. . . . . . . . . . . . . . . . . .67

Section 6.2.     Consequences of a Servicer Termination Event. . . . . . . . .69

Section 6.3.     Appointment of Successor. . . . . . . . . . . . . . . . . . .70

Section 6.4.     Notification to Noteholders.. . . . . . . . . . . . . . . . .71

Section 6.5.     Waiver of Past Defaults.. . . . . . . . . . . . . . . . . . .71

                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS

Section 7.1.     Amendment.. . . . . . . . . . . . . . . . . . . . . . . . . .71

Section 7.2.     Protection of Title to the Seller Conveyed Property.. . . . .72

Section 7.3.     Governing Law.. . . . . . . . . . . . . . . . . . . . . . . .74

Section 7.4.     Severability of Provisions. . . . . . . . . . . . . . . . . .74

Section 7.5.     Assignment. . . . . . . . . . . . . . . . . . . . . . . . . .74

Section 7.6.     Third-Party Beneficiaries.. . . . . . . . . . . . . . . . . .75

Section 7.7.     Disclaimer by Security Insurer. . . . . . . . . . . . . . . .75

Section 7.8.     Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .75

Section 7.9.     Notices.. . . . . . . . . . . . . . . . . . . . . . . . . . .75

Section 7.10.    Interest Rate Protection. . . . . . . . . . . . . . . . . . .76

Section 7.11.    Limited Recourse. . . . . . . . . . . . . . . . . . . . . . .76

Section 7.12.    Nonpetition Covenant. . . . . . . . . . . . . . . . . . . . .76

Section 7.13.    Limitation of Liability . . . . . . . . . . . . . . . . . . .77

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                                       -iii-

EXHIBITS

Exhibit A - Servicing Policies and Procedures

Exhibit B - Form of Servicer's Certificate

Exhibit C - Form of Note for Intercompany Indebtedness

Exhibit D - Opinions of Counsel to Seller and Arcadia

Exhibit E - Form of Confirmation Letter

Exhibit F - Form of Notice of Repurchase Date

Exhibit G - Form of Reconveyance of Receivables

Exhibit H - Form of Notice of Request for an Advance

Exhibit I - Form of Independent Accountants' Report



SCHEDULES

Schedule I - Representations and Warranties of Seller

          THIS AMENDED AND RESTATED SALE AND SERVICING AGREEMENT, dated as of July 21, 1998, is made among ARCADIA RECEIVABLES CONDUIT CORP., a Delaware corporation (the "Original Issuer"), ARCADIA AUTOMOBILE RECEIVABLES WAREHOUSE TRUST, a Delaware business trust (the "Issuer"), ARCADIA RECEIVABLES FINANCE CORP., a Delaware corporation, as the Seller (the "Seller"), ARCADIA FINANCIAL LTD., a Minnesota corporation, in its individual capacity and as Servicer (in its individual capacity, "AFL"; in its capacity as Servicer, the "Servicer"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, in its capacity as RCC Agent (in such capacity as administrator for Receivables Capital Corporation and as agent for certain liquidity purchasers, the "RCC Agent") and in its capacity as Administrative Agent (in such capacity, the "Administrative Agent"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation, as DFC Agent (in such capacity as administrator for Delaware Funding Corporation and as agent for certain liquidity purchasers, the "DFC Agent"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as Backup Servicer (in such capacity the "Backup Servicer"), as Collateral Agent (in such capacity the "Collateral Agent") and as Indenture Trustee (in such capacity the "Indenture Trustee").

          In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                     ARTICLE I
                                    DEFINITIONS

          Section 1.1. DEFINITIONS. Each term capitalized and used herein without being defined herein that is defined in the Spread Account Agreement, the Security Agreement, the Trust Agreement, the Purchase Agreement, the Note Purchase Agreement or the Indenture (as defined below) shall have the same meaning in this Agreement. Whenever capitalized and used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          ACCOUNTANTS' REPORT: The report of a firm of nationally recognized independent accountants described in Section 3.11.

          ACCOUNTING DATE: With respect to a Distribution Date, the last day of the Monthly Period immediately preceding such Distribution Date.

          ACT OF INSOLVENCY: With respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property, or (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 60 days, (iii) the making by a party of a general assignment for the benefit of creditors, or (iv) the admission in writing by a party of such party's inability to pay such party's debts as they become due.

          ADMINISTRATIVE AGENT: BofA in its capacity as administrative agent hereunder pursuant to the Note Purchase Agreement, and its successors and assigns in such capacity.

          ADMINISTRATIVE RECEIVABLE: With respect to any Monthly Period, a Receivable which the Servicer is required to purchase pursuant to Section 3.7 or which AFL has elected to purchase pursuant to Section 3.4(c).

          ADMINISTRATOR:  The meaning assigned to such term in the Trust
Agreement.

          ADVANCE: Individually and collectively, the advances representing the Purchase Price for the Receivables hereunder provided for in Section 2.1(a) hereof.

          ADVANCE INTEREST CARRYOVER SHORTFALL: With respect to any Distribution Date, the excess of the Advance Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Advance Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid with respect to the Advances on the preceding Distribution Date, to the extent permitted by law, at the Advance Interest Rate from such preceding Distribution Date through the current Distribution Date.

          ADVANCE INTEREST DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, the sum of the Advance Monthly Interest Distributable Amount for such Distribution Date and the Advance Interest Carryover Shortfall for such Distribution Date.

          ADVANCE INTEREST RATE: With respect to each Note and each Interest Period or any shorter period for which interest accrues, a per annum rate determined in arrears of the daily weighted average cost of funding of the Noteholders' purchase or carrying of their Note during such Interest Period or any shorter period for which interest accrues, which shall be: (A) prior to the occurrence of an Amortization Event, (i) the CP Rate plus 0.225%, to the extent the purchase or carrying of such Note issued pursuant to the Indenture is funded by the applicable Noteholders by issuing Commercial Paper Notes, (ii) the Offshore Rate or LIBOR, as applicable, plus the Applicable Margin, to the extent the purchase or carrying of such Note issued pursuant to the Indenture is funded by the applicable Noteholders by such rate and (iii) the Reference Rate, to the extent the purchase or carrying of such Note issued pursuant to the Indenture is funded by such rate and (B) after the occurrence of an Amortization Event, the Reference Rate for such Note; PROVIDED, that from and after the occurrence of an Amortization Event, the Advance Interest Rate shall not exceed the Maximum Interest Rate, and either Agent may, on any Business Day, by prior written notice to the other Agent, the Issuer, the Indenture Trustee, the Seller, the Servicer and the Security Insurer, convert the Advance Interest Rate for its related Note to a fixed interest rate not to exceed the Maximum Interest Rate as of the close of business on the date such Amortization Event occurs, such fixed interest rate not to exceed the Two Year

Treasury Yield (as of the close of business on the date such Amortization Event occurs) plus 0.60% PLUS the Basis Fee Percent.

          ADVANCE MONTHLY INTEREST DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, the sum of the interest accrued on each day during the immediately preceding Interest Period at the Advance Interest Rate(s) in effect from time to time with respect to such Interest Period on the outstanding principal balance of the Advances on each day; PROVIDED that the amount of the Advance Monthly Interest Distributable Amount distributed pursuant to Sections 4.6(a)(i) or (b)(ii) shall not be duplicative of the amount of any interest that accrued during such immediately preceding Interest Period on any Advance that was prepaid during such Interest Period pursuant to Section 2.1(e) and which was deposited into the Note Distribution Account pursuant to Section 4.10(b).

          ADVANCE PRINCIPAL CARRYOVER SHORTFALL: As of the close of business on any Distribution Date after the occurrence of an Amortization Event, the excess of the sum of the Principal Distribution Amount and any outstanding Advance Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of Advances that is actually deposited in the Note Distribution Account on such Distribution Date.

          ADVANCE PRINCIPAL DISTRIBUTABLE AMOUNT: With respect to any Distribution Date (other than the Final Distribution Date) during the Amortization Period, the sum of the Principal Distribution Amount for such Distribution Date and any outstanding Advance Principal Carryover Shortfall as of the close of the preceding Distribution Date; PROVIDED, HOWEVER, the Advance Principal Distributable Amount shall not exceed the outstanding principal balance of the Advances. The "Advance Principal Distributable Amount" on the Final Distribution Date will equal the outstanding principal balance of the Advances on the Final Distribution Date.

          AFL:  Arcadia Financial Ltd., a Minnesota corporation.

          AFFILIATE: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          AGENTS:  The RCC Agent and the DFC Agent.

          AGGREGATE PRINCIPAL BALANCE: With respect to any Determination Date, the sum of the Principal Balances (computed as of the related Accounting Date) for all Receivables (other than (i) any Receivable that became a Liquidated Receivable during the related Monthly Period, (ii) any Purchased Receivable with respect to the related Monthly Period and (iii) any Receivable that became a Repurchased Receivable during the related Monthly Period).

          AGREEMENT OR THIS AGREEMENT: Prior to the Effective Date, the Original Servicing Agreement or the Original Repurchase Agreement, as applicable; and from and after the Effective Date, this Amended and Restated Sale and Servicing Agreement, all amendments and supplements thereto and all exhibits and schedules to any of the foregoing.

          AMORTIZATION DATE: After a Recapitalization, the date determined by the application of Section 2.6.

          AMORTIZATION EVENT: Any of (i) an Event of Default shall have occurred and either the Repurchase Date or the Amortization Date shall be deemed to occur automatically or the Issuer or the Administrative Agent shall exercise its option to have the Repurchase Date or the Amortization Date with respect to all Transactions occur automatically, (ii) an Insurance Agreement Event of Default shall have occurred and the Security Insurer shall have delivered notice to the Issuer and the Seller that such Insurance Agreement Event of Default shall constitute an Amortization Event, (iii) an Insurer Default shall have occurred and be continuing or (iv) the succession of the Backup Servicer as Servicer hereunder.

          AMORTIZATION PERIOD: The period commencing on the earliest to occur of (i) July 20, 1999, and (ii) the Insurer Notice Date, and ending on the Final Distribution Date.

          AMOUNT FINANCED: With respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs. The term "Amount Financed" shall not include any Insurance Add-On Amounts.

          ANNUAL PERCENTAGE RATE OR APR: With respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the "annual percentage rate" (within the meaning of the Federal Truth-in-Lending Act). If after the applicable Cut-Off Date with respect to a Receivable, the rate per annum with respect to such Receivable as of such Cut-Off Date is reduced as a result of (i) an insolvency proceeding involving the Obligor or (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, Annual Percentage Rate or APR from and after such date shall refer to such reduced rate.

          APPLICABLE MARGIN:  0.375%.

          AUTO LOAN SECURITIZATION: A public or private transfer of Auto Receivables in the ordinary course of business and by which AFL directly or indirectly securitizes a pool of specified Auto Receivables.

          AUTO RECEIVABLE: An installment sales contract or promissory note originated by AFL or purchased by AFL or a Subsidiary of AFL from motor vehicle dealers and, in each case, secured by new and used automobiles and light trucks.

          AVAILABLE FUNDS: With respect to any Determination Date, the amount on deposit in the Collection Account as of the immediately preceding Accounting Date plus any amounts deposited in the Collection Account on such Determination Date pursuant to Section 4.1(e) to satisfy the Collateral Test.

          BACKUP SERVICER: Norwest Bank Minnesota, National Association, or its successor in interest pursuant to Section 6.2, or such Person as shall have been appointed as Backup Servicer or successor Servicer pursuant to Section 6.3.

          BASIC SERVICING FEE: With respect to any Monthly Period, the fee payable to the Servicer for services rendered during such Monthly Period, which shall be equal to one-twelfth of the Basic Servicing Fee Rate multiplied by the daily average aggregate Principal Balance of the Receivables during such Monthly Period; PROVIDED, HOWEVER, with respect to the first Monthly Period, the Basic Servicing Fee shall accrue from the Closing Date until December 31, 1996 on the basis of a 360-day year consisting of twelve 30-day months.

          BASIC SERVICING FEE RATE: 1.40% per annum, payable monthly at one-twelfth of the annual rate.

          BASIS FEE PERCENT: As of any date of determination, the positive difference, if any, as determined by the Administrative Agent, as calculation agent, between (A) the comparable spread over the Two Year Treasury Yield of the yield on AFL's most recent two year weighted average life AAA/Aaa rated, publicly issued automobile asset-backed securities; or, if such a spread is not available, the average price offered for such AAA/Aaa rated automobile asset-backed securities by the asset-backed trading desk from time to time of two nationally recognized underwriters or dealers that last underwrote AFL's most recent AAA/Aaa rated, publicly issued automobile asset-backed securities, and (B) 0.45%.

          BOFA: Bank of America National Trust and Savings Association, a national banking association, and its successors in interest.

          BREAKAGE FEE: An amount payable by the Seller pursuant to Section 2.1(e) in connection with a prepayment of an Advance (and the concurrent prepayment of Notes pursuant to the Indenture) if the Seller shall have requested a prepayment of an Advance on a date other than the last day of a Tranche Period or in an amount in excess of the Tranches maturing on such date, which shall be equal to the amount as may be necessary to compensate the applicable Noteholders for any resulting losses or costs, including those resulting from any liquidation or reemployment of deposits or other funds or other funding arrangements (such losses to be calculated on a net basis assuming reinvestment (for the period with respect to which breakage is being paid) equal to the rate quoted by the applicable Agent for a time deposit equal to the principal so prepaid for a period equal to the breakage period).

          BUSINESS DAY: Any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Minneapolis, Minnesota, Chicago, Illinois, New York, New York, Wilmington, Delaware, or any other location of any successor Servicer, successor Indenture Trustee, successor Owner Trustee or successor Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed and, (i) if the applicable Business Day relates to any calculation of the Offshore Rate, such a day on which dealings are carried on in the applicable offshore dollar interbank market or (ii) if the applicable Business Day related to any calculation of LIBOR, such a day on which dealings in deposits in United States dollars are transacted in the London interbank market.

          CAPITALIZED LEASE: Any lease that is or should be capitalized on the books of the lessee in accordance with GAAP.

          CLASSIC RECEIVABLES: Receivables originated under AFL's "Classic" program, but shall not include any Receivables that are secured by Financed Vehicles that are financed repossessions.

          CLOSING DATE:  December 3, 1996.

          COLLATERAL AGENT: The Collateral Agent named in the Security Agreement, and any successor thereto pursuant to the terms of the Security Agreement.

          COLLATERAL TEST: On any Determination Date, a test that will be satisfied if, as of the immediately preceding Accounting Date, the aggregate outstanding amount of all Advances hereunder is less than or equal to the sum of the following amounts, each determined as of such Accounting Date: (i)(a) the amount on deposit in the Collection Account less the WAC Deficiency Deposit, if any, plus (b) without duplication of amounts on deposit in the Collection Account, the amount representing collections on the Receivables deposited in the Lockbox Account on such Accounting Date or on the Business Day immediately preceding such Accounting Date, and (ii) the product of (I) 0.96 and (II) the sum of the aggregate outstanding Principal Balance of Premier Receivables that are Qualifying Receivables and the aggregate outstanding Principal Balance of Classic Receivables that are Qualifying Receivables; PROVIDED, that any deposit into the Collection Account that the Seller may make on such Determination Date pursuant to Section 4.1(e) shall be included as amounts on deposit in the Collection Account as of the immediately preceding Accounting Date in clause (i) above.

          COLLECTED FUNDS: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Monthly Period, including all Liquidation Proceeds collected during the related Monthly Period (but excluding any Monthly Advances, any Purchase Amounts and the Repurchase Price of any Repurchased Receivables).

          COLLECTION ACCOUNT: The account designated as the Collection Account in, and which is established and maintained pursuant to, Section 4.1(a).

          COLLECTION RECORDS: All manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

          COMMERCIAL PAPER NOTES: The short-term promissory notes issued or to be issued in the United States commercial paper market to fund (x) with respect to RCC, its investment in accounts receivable or other financial assets, and (y) with respect to DFC, the purchase of a Note and its pro rata share of any Note Increase Amount, which, unless otherwise agreed to in writing by the Seller, the DFC Agent (with respect to its related Commercial Paper Notes) and the Security Insurer, shall mature within 120 days from the date of issuance of such notes.

          COMMITMENT AMOUNT:  $400,000,000.

          CONFIRMATION:  As defined in Section 2.1(b).

          CORPORATE TRUST OFFICE: With respect to the Owner Trustee, the principal office of the Owner Trustee at which any particular time its corporate trust business shall be administered, which office is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration;
the telecopy number for the Corporate Trust Office of the Owner Trustee on the date of execution of this agreement is (302) 651-8882; with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070, Attention: Corporate Trust Services - Asset-Backed Administration; the telecopy number for the Corporate Trust Office of the Indenture Trustee on the date of execution of this Agreement is (612)
667-3539.

          CP COMPOSITE RATE: For any date of determination, the Money Market Yield of the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System ("H.15(519)") for the 30 day maturity under the caption "Commercial Paper." If such rate cannot be determined, the Offshore Rate.

          CP RATE: For a Note and any Interest Period or any shorter period for which interest accrues, and with respect to any portion of the principal amount of such Note as to which the applicable Noteholders' funding of their purchase or carrying thereof is provided by Commercial Paper Notes, the rate of interest per annum determined in arrears in good faith by related Agent equal to such Noteholders' cost of funding the purchase or carrying of such portion of such Note, which shall be equal to (x) for RCC, the per annum rate equivalent to the "weighted average cost" (as defined below) related to the issuance of RCC's Commercial Paper Notes that are allocated, in whole or in part, by RCC or the RCC Agent to fund or maintain such portion of the principal of RCC's Note (and which may also be allocated in part to the funding of other portions of the principal of RCC's Note hereunder or of other assets of RCC); PROVIDED, HOWEVER, that if any component of such rate is a discount rate, the RCC Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum, and (y) for DFC, the weighted daily average interest rate payable in respect of DFC's Commercial Paper Notes during such period (determined in the case of discount Commercial Paper Notes by converting the discount to an interest bearing equivalent rate per annum), plus applicable placement fees and commissions and any incremental carrying costs incurred with respect to such Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by DFC, but excluding any other fees related to such funding. As used in this definition, RCC's "weighted average cost" shall consist of (w) the actual interest rate (or discount) paid to purchasers of RCC's Commercial Paper Notes, together with the commissions of placement agents and dealers in respect of such Commercial Paper Notes, to the extent such commissions are allocated, in whole or in part, to such Commercial Paper Notes by RCC or the RCC Agent, (x) certain note issuance and wire cleaning costs associated with the issuance of such Commercial Paper Notes, (y) any incremental carrying costs incurred with respect to such Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by RCC and (z) other borrowings by RCC (other than under any Program Support Document), including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market.

          CP TRANCHE PERIOD: If the funding of the purchase or carrying of a Note or a Note Increase is funded in whole or in part by Commercial Paper Notes,
(x) with respect to RCC,
initially a period commencing on (and including) the date of the initial purchase or funding of such Note or Note Increase and ending on (but excluding) the first day of the next following calendar month, and thereafter, each period commencing on (and including) the last day of the immediately preceding CP Tranche Period for such Note or Note Increase and ending on (but excluding) the first day of the following calendar month, and
(y) with respect to DFC, a period of up to 120 days from and including the date any amount of such Commercial Paper Notes are issued to and including the date such Commercial Paper Notes mature.

          CRAM DOWN LOSS: With respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the Principal Balance of such Receivable, the amount of such reduction. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

          CUSTODIAN: Arcadia Financial Ltd., a Minnesota corporation, and any successor thereto pursuant to the terms of the Custodian Agreement.

          CUSTODIAN AGREEMENT: Any Custodian Agreement from time to time in effect among the Custodian named therein, the Issuer, the Seller and the Administrative Agent relating to custody of the Receivable Files, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, which Custodian Agreement and any amendments, supplements or modifications thereto shall (so long as an Insurer Default shall not have occurred and be continuing) be acceptable to the Security Insurer (the Custodian Agreement which is effective on the Effective Date is acceptable to the Security Insurer).

          CUT-OFF DATE: With respect to any Receivables, the date specified in the related Confirmation.

          DEALER: A seller of new or used automobiles or light trucks that originated one or more of the Receivables and sold the respective Receivable, directly or indirectly, to AFL under an existing agreement between such seller and AFL.

          DEALER AGREEMENT: An agreement between AFL and a Dealer relating to the sale of retail installment sale contracts and installment notes to AFL and all documents and instruments relating thereto.

          DEALER ASSIGNMENT: With respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to AFL.

          DEFAULT AMOUNT: With respect to any Distribution Date, an amount, if positive, equal to the sum of default interest for each day during the immediately preceding Interest Period or portion thereof after the occurrence of an Amortization Event that accrues at the applicable Default Rate on the aggregate outstanding principal balance of the Notes on each such day, calculated on the basis of the actual number of days elapsed and a 365-day year.

          DEFAULT AMOUNT CARRYOVER SHORTFALL: With respect to any Distribution Date, the excess of the Default Amount for the preceding Distribution Date and any outstanding Default Amount Carryover Shortfall on such preceding Distribution Date, over the amount in respect of such Default Amount and Default Amount Carryover Shortfall that is actually deposited in the

Note Distribution Account on such preceding Distribution Date, PLUS interest on the Default Amount Carryover Shortfall, to the extent permitted by law, at an annualized rate equal to the weighted average of the Reference Rates from such preceding Distribution Date through the current Distribution Date.

          DEFAULT AMOUNT DISTRIBUTABLE AMOUNT: With respect to any Distribution Date, the sum of the Default Amount for such Distribution Date and the Default Amount Carryover Shortfall for such Distribution Date.

          DEFAULT RATE: For each Note and each day during an Interest Period or any portion thereof after the occurrence of an Amortization Event, a per annum rate equal to the positive difference, if any, between (i) the Reference Rate for such Note for such Interest Period, and (ii) the Advance Interest Rate for such Note for such Interest Period; PROVIDED, that if the Advance Interest Rate for such Note has been converted to a fixed interest rate, the Default Rate shall be that rate set forth in the side letter between the Issuer and the Administrative Agent and acknowledged by the Trustee.

          DEFICIENCY CLAIM AMOUNT:  As defined in Section 4.11(a).

          DEFICIENCY CLAIM DATE: With respect to any Distribution Date, the fourth Business Day immediately preceding such Distribution Date.

          DEFICIENCY NOTICE:  As defined in Section 4.11(a).

          DEPOSIT DATE: With respect to any Monthly Period, the Business Day immediately preceding the related Distribution Date.

          DETERMINATION DATE: With respect to any Monthly Period, the sixth Business Day prior to the related Distribution Date (or, if such day is not a Business Day, the next succeeding Business Day); provided, however, that if the determination dates in all of the other automobile loan securitizations of the Seller insured by the Security Insurer are on the same date, the Determination Date shall be such date provided the Seller provides the Indenture Trustee, the Security Insurer, and each Agent 30 days prior written notice of such change.

          DFC:  Delaware Funding Corporation, a Delaware corporation.

          DISTRIBUTION AMOUNT: With respect to a Distribution Date, the amount of funds on deposit in the Collection Account on such Distribution Date.

          DISTRIBUTION DATE: The 15th day of each calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day, commencing January 15, 1997 and including the Final Distribution Date.

          EFFECTIVE DATE:  July 21, 1998.

          ELECTRONIC LEDGER: The electronic master record of the retail installment sales contracts or installment loans of AFL.

          ELIGIBLE ACCOUNT: (i) A segregated trust account that is maintained with the corporate trust department of a depository institution acceptable to the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing), or (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least "A-1+" by Standard & Poor's and "P-1" by Moody's and (so long as an Insurer Default shall not have occurred and be continuing) acceptable to the Security Insurer.

          ELIGIBLE INVESTMENTS: Any one or more of the following types of investments:

          (a) (i) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; and (ii) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are assigned the highest credit rating by each Rating Agency;

          (b) demand or time deposits in, certificates of deposit of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any State and subject to supervision and examination by federal or state banking authorities (including, if applicable, the Indenture Trustee, the Owner Trustee or any agent of either of them acting in its commercial capacity); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are assigned the highest credit rating by each Rating Agency;

          (c) repurchase obligations pursuant to a written agreement (i) with respect to any obligation described in clause (a) above, where the Indenture Trustee has taken actual or constructive delivery of such obligation in accordance with Section 3.1, and (ii) entered into with the corporate trust department of a depository institution or trust company organized under the laws of the United States or any state thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated "A-1+" by Standard & Poor's and "P-1" by Moody's (including, if applicable, the Indenture Trustee, the Owner Trustee or any agent of either of them acting in its commercial capacity);

          (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state whose long-term unsecured debt obligations are assigned the highest credit rating by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided however that securities issued by any particular corporation will not be Eligible Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Secured Accounts to exceed 10% of the Eligible Investments held in the Secured

     Accounts (with Eligible Investments held in the Secured Accounts valued at par);

          (e)  commercial paper that (i) is payable in United States dollars and
     (ii) is rated in the highest credit rating category by each Rating Agency;

          (f) with the prior written consent of the Security Insurer, money market mutual funds registered under the Investment Company Act of 1940, as amended, having a rating at the time of such investment from each of the Rating Agencies in the highest credit rating category; or

          (g) any other demand or time deposit, obligation, security or investment as may be acceptable to the Security Insurer, as evidenced by the prior written consent of the Security Insurer, as may from time to time be confirmed in writing to the Indenture Trustee by the Security Insurer, and with prior written notice to the Rating Agencies and the Agents.

Eligible Investments may be purchased by or through the Indenture Trustee or any of its Affiliates.

          ELIGIBLE SERVICER: AFL, the Backup Servicer or another Person which at the time of its appointment as Servicer (i) is servicing a portfolio of motor vehicle retail installment sales contracts or motor vehicle installment loans,
(ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sales contracts or motor vehicle installment loans similar to the Receivables with reasonable skill and care, and
(iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement.

          EVENT OF DEFAULT:  As defined in Section 2.5.

          FEE LETTERS: Collectively, the Fee Letter dated as of July 21, 1998 among AFL, RCC and the RCC Agent and the Fee Letter dated as of July 21, 1998 among the Issuer, AFL and the DFC Agent.


FINAL DISTRIBUTION DATE: The earlier to occur of (i) the Final Scheduled Distribution Date, and (ii) if an Amortization Event shall have occurred, the Distribution Date next succeeding the date on which the Controlling Party shall have sold, securitized or otherwise liquidated the last Receivable.

          FINAL SCHEDULED DISTRIBUTION DATE: After the commencement of the Amortization Period, the fourth Distribution Date after the Monthly Period in which occurs the latest final scheduled payment on a Receivable (without giving effect to any extensions granted by the Servicer pursuant to Section 3.2).

          FINANCED VEHICLE: A new or used automobile or light truck, together with all accessories thereto, securing or purporting to secure an Obligor's indebtedness under a Receivable.

          FORCE-PLACED INSURANCE:  The meaning set forth in Section 3.4(b).

          FRB: The Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          GAAP: Generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of any determination.

          INDEBTEDNESS: With respect to any Person, without duplication, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including the following (whether or not they should be classified as liabilities upon such balance sheet): (a) all indebtedness for borrowed money of such Person and all obligations of such Person secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the obligation secured thereby shall have been assumed and whether or not the obligation secured is the obligation of such Person or another party; (b) any obligation of such Person on account of deposits or advances; (c) any obligation of such Person for the deferred purchase price of any property or services, except Trade Accounts Payable; (d) any obligation of such Person as lessee under any Capitalized Lease; (e) all guaranties, endorsements and other contingent obligations of such Person in respect to Indebtedness of others (other than endorsements of instruments for collection in the ordinary course of such Person's business); and (f) undertakings or agreements to reimburse or indemnify the issuers of letters of credit issued for the account of such Person. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

          INDENTURE: The Amended and Restated Indenture, dated as of July 21, 1998, between the Original Issuer, the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

          INDENTURE TRUSTEE: The Person acting as Trustee under the Indenture, its successors in interest and any successor Trustee under the Indenture.

          INDEPENDENT ACCOUNTANTS:  As defined in Section 3.11(a).

          INSURANCE ADD-ON AMOUNT: The premium charged to the Obligor in the event that the Servicer obtains Force-Placed Insurance pursuant to Section 3.4.

          INSURANCE AGREEMENT: The Amended and Restated Insurance and Indemnity Agreement, dated as of July 21, 1998, among the Security Insurer, the Issuer, the Seller and

AFL, as the same has been and may hereafter be amended, supplemented, restated and otherwise modified.

          INSURANCE AGREEMENT EVENT OF DEFAULT: An "Event of Default" as defined in the Insurance Agreement.

          INSURANCE POLICY: With respect to a Receivable, any insurance policy benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

          INSURER DEFAULT: The occurrence and continuance of any of the following:

          (a) the Security Insurer shall have failed to make a payment required under the Note Policy;

          (b) The Security Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law, or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law, or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

          (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Security Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Security Insurer (or the taking of possession of all or any material portion of the property of the Security Insurer).

          INSURER NOTICE DATE: The earlier of (i) the date specified in the written notice delivered by the Security Insurer pursuant to Section 2.1(g), and
(ii) the occurrence of an Amortization Event.

          INTEREST PERIOD: With respect to any Distribution Date, the Monthly Period immediately preceding such Distribution Date (or, in the case of the first Distribution Date, the period from and including the Closing Date to and excluding the first day of the succeeding calendar month); PROVIDED, that the final Interest Period shall commence on the first day of the calendar month immediately preceding the month in which the Final Distribution Date occurs and shall end on, but shall exclude, the Final Distribution Date.

          ISSUER: Arcadia Automobile Receivables Warehouse Trust., a Delaware business trust.

          LIBOR:  The Offshore Rate.

          LIEN: Any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

          LIEN CERTIFICATE: With respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

          LIQUIDATED RECEIVABLE: With respect to any Monthly Period, a Receivable as to which (i) 91 days have elapsed since the Servicer repossessed the Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, or (iii) all or any portion of a Scheduled Payment shall have become more than 180 days delinquent.

          LIQUIDATION PROCEEDS: With respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from the Spread Account and drawings under the Note Policy) net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; PROVIDED, HOWEVER, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

          LOCKBOX ACCOUNT: The segregated account maintained on behalf of the Issuer by the Lockbox Bank in accordance with Section 3.2(d).

          LOCKBOX AGREEMENT: The Agency Agreement, dated as of November 13, 1992 by and among Harris Trust and Savings Bank, AFL, Shawmut Bank, N.A., as trustee, Saturn Financial Services, Inc. and the Program Parties (as defined therein), taken together with the Retail Lockbox Agreement, dated as of November 13, 1992, among such parties, and the Counterpart to Agency Agreement and Retail Lockbox Agreement, dated as of July 21, 1998, among Harris Trust and Savings Bank, AFL, the Issuer, the Indenture Trustee and the Security Insurer, as such agreements may be amended from time to time, unless the Indenture Trustee and the Issuer shall cease to be a Program Party thereunder, or such agreement shall be terminated in accordance with its terms, in which event "Lockbox Agreement" shall mean such other agreement, in form and substance acceptable to the Security Insurer, or if an Insurer Default shall have occurred and be continuing, to the Administrative Agent, among the Servicer, the Issuer, the Indenture Trustee and the Lockbox Bank.

          LOCKBOX BANK: A depository institution named by the Servicer and, so long as an Insurer Default shall not have occurred and be continuing, acceptable to the Security Insurer, or, if an Insurer Default shall have occurred and be continuing, to the Administrative Agent.

          MAXIMUM INTEREST RATE: As of the date on which an Amortization Event occurs, the greater of (I) the sum of (i) the Two Year Treasury Yield determined as of such day by the

Indenture Trustee pursuant to Section 403(b) of the Indenture plus (ii) 0.60% plus (iii) the Basis Fee Percent and (II) the weighted average APR (weighted based on the aggregate outstanding Principal Balance of the relevant Receivables as of the immediately preceding Accounting Date PLUS the aggregate outstanding Principal Balance of any Receivables transferred by the Seller to the Issuer since such Accounting Date and LESS the aggregate outstanding Principal Balance of any Receivables that became Purchased Receivables or Repurchased Receivables since such Accounting Date) of Qualifying Receivables, MINUS 7.25%, MINUS the Total Expense Percent.

          MONTHLY ADVANCE: The amount that the Servicer is required to advance on any Receivable pursuant to Section 4.4(a) or that the Servicer (or AFL if AFL is not the Servicer) is required to advance on any Determination Date pursuant to Section 4.4(b).

          MONTHLY PERIOD: With respect to a Distribution Date, the calendar month preceding the month in which such Distribution Date occurs (such calendar month being referred to as the "related" Monthly Period with respect to such Distribution Date). With respect to an Accounting Date, the calendar month in which such Accounting Date occurs is referred to herein as the "related" Monthly Period to such Accounting Date.

          MONTHLY RECORDS: All records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each
Receivable: the account number; if originated by a Dealer, the identity of the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount, if any, of Force-Placed Insurance payable monthly; amount of the Scheduled Payment; and past due late charges, if any.

          MOODY'S:  Moody's Investors Service, Inc., or any successor thereto.

          NON-CALLABLE NOTES: A Note issued in connection with a Recapitalization that is not subject to prepayment in whole or in part in connection with the occurrence of a Repurchase Date specified in clause (i),
(ii), (iii) or (v) of the definition of Repurchase Date in this Section 1.1, as applied pursuant to Sections 2.1(d), 2.1(e) and 4.10(b), but is otherwise subject to mandatory prepayment in the situation described in the third sentence of Section 2.1(d) as applied pursuant to Sections 2.1(e) and 4.10(b).

          NOTES: The two Floating Rate Variable Funding Automobile Receivables-Backed Notes issued by the Issuer pursuant to the Indenture and purchased by each Agent under the Note Purchase Agreement.

          NOTE DISTRIBUTION ACCOUNT: The account designated as such, established and maintained pursuant to Section 4.1(b).

          NOTE MAJORITY: Holders of Notes representing a majority of the outstanding principal balance of the Notes.

          NOTE POLICY: The financial guaranty insurance policy issued by the Security Insurer to the Indenture Trustee on behalf of the Noteholders.

          NOTE PURCHASE AGREEMENT: The Amended and Restated Note Purchase Agreement, dated as of July 21, 1998, among AFL, the Issuer, the Administrative Agent, the Agents, RCC and DFC.

          OBLIGOR: The purchaser or the co-purchasers of the Financed Vehicle and any other Person or Persons who are primarily or secondarily obligated to make payments under a Receivable.

          OFFSHORE RATE: (i) For any Interest Period or any shorter period for which interest accrues and (ii) for the purpose of determining the WAC Deficiency Percentage, the rate of interest per annum (rounded upward, if necessary, to the next 1/16th of 1%) determined by the Administrative Agent as follows:

Offshore Rate =                 IBOR
                ---------------------------------------
                 1.00 - Eurodollar Reserve Percentage.

Where,

          EURODOLLAR RESERVE PERCENTAGE means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to the next 1/100th of 1%) in effect on such day and applicable to any Noteholder related to the RCC Agent under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

          IBOR means the rate of interest per annum determined by the Administrative Agent as the rate at which dollar deposits in the approximate amount of the applicable Noteholders' funding for the purchase or carrying of the related Note that is not being provided by Commercial Paper Notes are offered for such Interest Period or any shorter period for which interest accrues based on information presented on the Telerate Screen page 3750 at approximately 11:00 a.m. (Chicago time) two Business Days prior to such date of determination; PROVIDED, that if at least two such offered rates appear on the Telerate Screen in respect of such Interest Period or any shorter period for which interest accrues, the arithmetic mean of all such rates (as determined by the Administrative Agent) will be the rate used; PROVIDED, FURTHER, that if Telerate ceases to provide the London interbank offered rate quotations, such rate shall be the rate of interest determined by the Agent at which dollar deposits in the approximate amount of the applicable Noteholders' funding for the purchase or carrying of the related Note that is not being provided by Commercial Paper Notes for such Interest Period or shorter period for which interest accrues would be offered by BofA's Grand Cayman Branch, Grand Cayman, B.W.I. (or such other office as may be designated for such purpose of BofA), to major banks in the offshore dollar market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to such date of determination.

          The Offshore Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

          OFFSHORE TRANCHE PERIOD: The period commencing on the date any portion of a Note is no longer funded by Commercial Paper Notes or the last day of any previous Offshore Tranche Period and ending on the date seven, fourteen or twenty-one days or one, two or three months thereafter as selected by the Issuer; PROVIDED that:

          (i) if any Offshore Tranche Period would otherwise end on a day that is not a Business Day, such Offshore Tranche Period shall be extended to the following Business Day unless, in the case of an Offshore Tranche Period of one, two or three months, the result of such extension would be to carry such Offshore Tranche Period into another calendar month, in which event such Offshore Tranche Period shall end on the preceding Business Day;

          (ii) any Offshore Tranche Period of one, two or three months that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Offshore Tranche Period) shall end on the last Business Day of the calendar month at the end of such Offshore Tranche Period; and

          (iii) no Offshore Tranche Period for such Note shall extend beyond the end of the Purchase Period.

          OPINION OF COUNSEL: A written opinion of counsel acceptable in form and substance and from counsel acceptable to the Administrative Agent and, if such opinion or a copy thereof is required to be delivered to the Owner Trustee, the Indenture Trustee or the Security Insurer, to the Indenture Trustee, the Owner Trustee or the Security Insurer, as applicable.

          ORIGINAL REPURCHASE AGREEMENT: The Repurchase Agreement dated as of December 3, 1996, between Arcadia Receivables Conduit Corp., as Buyer, and Arcadia Receivables Finance Corp., as Seller, as amended and in effect on the Effective Date.

          ORIGINAL SERVICING AGREEMENT: The Servicing Agreement dated as of December 3, 1996 among the Seller, the Original Issuer, Arcadia Financial Ltd., in its individual capacity and as Servicer, Bank of America National Trust and Savings Association, as Agent, and Norwest Bank Minnesota, National Association, as Backup Servicer, Collateral Agent and Indenture Trustee, as amended and in effect on the Effective Date.

          OUTSTANDING MONTHLY ADVANCES:  With respect to any Determination Date,
(A) the sum of all Monthly Advances made pursuant to Section 4.4(a) with respect to a Receivable on any Determination Date prior to such Determination Date which have not been reimbursed pursuant to Section 4.6(b)(i) or (B) the sum of all Monthly Advances made pursuant to Section 4.4(b) on any Determination Date prior to such Determination Date which have not been reimbursed pursuant to Section 4.6(a)(ii).

          OWNER TRUSTEE: Wilmington Trust Company, acting not individually but solely as trustee, or its successor in interest, and any successor Owner Trustee appointed as provided in the Trust Agreement.

          PERSON: Any legal person, including any individual, corporation, partnership, limited liability company, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

          PREMIER RECEIVABLES: Receivables originated under AFL's "Premier" program.

          PRINCIPAL BALANCE: With respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and (ii) any Cram Down Loss in respect of such Receivable.

          PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date during the Amortization Period, the amount equal to the sum of the following amounts with respect to the immediately preceding Monthly Period, in each case computed without duplication (including without duplication of amounts distributed with respect to prior Distribution Dates): (i) that portion of all collections on Receivables allocable to principal, including all full and partial principal prepayments, (ii) the Principal Balance (as of the related Accounting Date) of all Receivables that are Liquidated Receivables as of the prior Accounting Date (other than Receivables that became Purchased Receivables or Repurchased Receivables as of the immediately preceding Accounting Date),
(iii) the portion of the Purchase Amount allocable to principal of all Receivables that became Purchased Receivables as of the immediately preceding Accounting Date, (iv) the portion of the Repurchase Price allocable to principal of all Receivables that became Repurchased Receivables during the preceding Monthly Period, (v) the portion of the proceeds allocable to principal from the sale or securitization of the Receivables pursuant to the Security Agreement, and (vi) the aggregate amount of Cram Down Losses that shall have occurred during or prior to the related Monthly Period.

          PURCHASE AGREEMENT: The Amended and Restated Receivables Purchase Agreement and Assignment, dated as of July 21, 1998 between AFL and the Seller.

          PURCHASE AMOUNT: With respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable (without regard to any Monthly Advances that may have been made with respect to the Receivable) as of the Accounting Date on which the obligation to purchase such Receivable arises.

          PURCHASE DATE: A date prior to the Insurer Notice Date on which Receivables are transferred by the Seller to the Issuer.

          PURCHASE PERIOD:  As defined in the Note Purchase Agreement.

          PURCHASE PRICE: With respect to each Purchase Date, the price at which Receivables are transferred by the Seller to the Issuer, which shall equal the product of 0.96 and the outstanding Principal Balance of the Premier Receivables and the Classic Receivables being transferred on such Purchase Date.

          PURCHASED RECEIVABLE: As of any Accounting Date, any Receivable (including any Liquidated Receivable) that became an Administrative Receivable as of such Accounting Date, and as to which the Purchase Amount has been deposited in the Collection Account by AFL or the Servicer, as applicable, on or before the related Deposit Date.

          QUALIFYING RECEIVABLE: With respect to any Monthly Period, a Receivable as to which (i) no portion of a Scheduled Payment shall have become more than 30 days delinquent as of the applicable Accounting Date, (ii) the Servicer in good faith has not determined that the Obligor thereon is unlikely to continue making Scheduled Payments, (iii) all of the representations and warranties under the Purchase Agreement and this Agreement are true and correct, and (iv) is not secured by a Financed Vehicle that is a financed repossession; PROVIDED, the aggregate Principal Balance of Classic Receivables in excess of 80% of the aggregate outstanding Principal Balance of Qualifying Receivables shall be excluded from the Principal Balance of Qualifying Receivables for all purposes hereunder, including, the denominator of the aforesaid calculation and the calculation of the Collateral Test.

          RATING AGENCY: Each of Moody's and Standard & Poor's, so long as such Persons determined a capital charge with respect to the issuance of the Note Policy by the Security Insurer; and if either Moody's or Standard & Poor's no longer determines such capital charge, such other nationally recognized statistical rating organization selected by the Administrative Agent and (so long as an Insurer Default shall not have occurred and be continuing) acceptable to the Security Insurer.

          RECAPITALIZATION: A recapitalization of the Trust in which (a) the Trust issues Non-Callable Notes under the Indenture, the proceeds of which are used to redeem, in full but not in part, the Outstanding Notes prior to that recapitalization and (b) the Seller waives its rights and is relieved of its obligations to repurchase the Receivables pursuant to clauses (i), (ii), (iii) or (v) of the definition of Repurchase Date in this Section 1.1 as applied pursuant to Section 2.1(d).

          RECEIVABLE: A retail installment sale contract or promissory note (and related security agreement) for a new or used automobile or light truck (and all accessories thereto) that is included in the Receivables Schedule, and all rights and obligations under such a contract, but not including (i) any Liquidated Receivable (other than for purposes of calculating the Advance Interest Distributable Amounts, Advance Principal Distributable Amounts and the WAC Deficiency amount hereunder and for the purpose of determining the obligations pursuant to Section 3.7 to purchase Receivables), (ii) any Purchased Receivable on or after the Accounting Date immediately preceding the Deposit Date on which payment of the Purchase Amount is made in connection therewith pursuant to Section 4.5 or (iii) any Repurchased Receivable on or after the date on which payment of the Repurchase Price is deposited in the Collection Account pursuant to Section 2.1(d).

          RECEIVABLE FILES: The documents, electronic entries, instruments and writings listed in Section 2.3(c) pertaining to a particular Receivable.

          RECEIVABLES SCHEDULE:  As defined in Section 2.1(b).

          REFERENCE RATE: For any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to
(i) with respect to the Note related to the RCC Agent, the rate of interest in effect for such day, as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate," which is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, or (ii) with respect to the Note related to the DFC Agent, the higher of (a) the prime rate announced from time to time by the DFC Agent and in effect on the morning of each such day, and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each such day (or, if such day is not a Business Day, the next succeeding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any such day, the average of the quotations for such day for such transactions received by the DFC Agent from three Federal funds brokers of recognized standing selected by it plus one-half of one percent (1/2 of 1%).

          REGISTRAR OF TITLES: With respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

          RELATED DOCUMENTS: This Agreement, the Indenture, the Notes, the Purchase Agreement, the Trust Agreement, the Administration Agreement, the Custodian Agreement, the Note Policy, the Security Agreement, the Note Purchase Agreement, the Fee Letters, the Insurance Agreement, the Spread Account Agreement and the Lockbox Agreement. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

          REPURCHASE DATE: With respect to any Receivable, the date on which the Seller is required to repurchase such Receivable from the Issuer, which date shall be the earliest to occur of (i) the date that is twelve months after the Purchase Date of such Receivable, (ii) a date specified by the Seller upon at least three Business Days prior notice to the Issuer, the Indenture Trustee and the Security Insurer in the form set forth in Exhibit F, (iii) any date determined with respect to such Receivable by the application of the provisions of Section 2.6 hereof, (iv) any date determined with respect to such Receivable by the application of the provisions of Section 2.8 hereof and (v) the last day of the Purchase Period; PROVIDED, that notwithstanding the above, after a Recapitalization, the Repurchase Date with respect to a Receivable shall refer only to the date determined under clause (iv) of this definition.

          REPURCHASE PRICE: With respect to a Receivable, the price at which such Receivable is to be transferred from the Issuer to the Seller, which will equal the product of 0.96 and the aggregate outstanding Principal Balance of such Receivable as of the date of such transfer, plus interest on 96% of the Principal Balance of such Receivable at the sum of the Advance Interest Rate plus the Total Expense Percent, plus any Breakage Fee payable upon the simultaneous repayment of the related Advance (if such Advance is being repaid), in each case as of the date of such transfer.

          REPURCHASED RECEIVABLES: Any Receivables that are required to be repurchased by the Seller pursuant to Section 2.1(d).

          RESPONSIBLE OFFICER: The President, any Vice President or Assistant Vice President, Trust Officer or the Controller of such Person, or any other officer or employee having similar functions and, with respect to the Seller or the Servicer, those employees of the Seller or the Servicer, as the case may be, whose names appear on a list of people authorized to sign on behalf of the Seller or Servicer, as applicable, furnished to the Owner Trustee, the Indenture Trustee, the Security Insurer and the Administrative Agent, as such list may from time to time be amended.

          REVOLVING PERIOD: The period from and including the Closing Date to but excluding the date on which the Amortization Period commences.

          SCHEDULE OF REPRESENTATIONS: The Schedule of Representations and Warranties attached hereto as Schedule A.

          SCHEDULED PAYMENT: With respect to any Monthly Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Monthly Period. If after the applicable Cut-Off Date with respect to a Receivable, the Obligor's obligation under such Receivable with respect to a Monthly Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or (iii) modifications or extensions of the Receivable permitted by Section 3.2(b), the Scheduled Payment with respect to such Monthly Period shall refer to the Obligor's payment obligation with respect to such Monthly Period as so modified.

          SECURED ACCOUNTS:  The meaning specified in Section 4.1(c).

          SECURITIZED OFFERING: An offering of notes or certificates of the Trust, the proceeds of which are used to redeem, in full, the Notes issued under the Indenture.

          SECURITY AGREEMENT: The Amended and Restated Security Agreement dated as of July 21, 1998, among AFL, the Seller, the Security Insurer, the Administrative Agent, the Issuer, the Indenture Trustee and the Collateral Agent.

          SECURITY INSURER: Financial Security Assurance Inc., a financial guaranty insurance corporation incorporated under the laws of the State of New York, or any successor thereto, as the Issuer of the Note Policy.

          SECURITY INSURER OPTIONAL DEPOSIT: With respect to a Determination Date, the amount, if any, delivered by the Security Insurer to the Indenture Trustee pursuant to Section 4.5(b) with respect to such Determination Date.

          SELLER:  Arcadia Receivables Finance Corp., a Delaware corporation.

          SELLER CONVEYED PROPERTY:  As defined in Section 2.3(b).

          SERVICER: Arcadia Financial Ltd., its successor in interest pursuant to Section 6.2 or, after any termination of the Servicer upon a Servicer Termination Event, the Backup Servicer or any other successor Servicer.

          SERVICER EXTENSION NOTICE: The notice delivered pursuant to Section 3.14.

          SERVICER TERMINATION EVENT:  An event described in Section 6.1.

          SERVICER'S CERTIFICATE: With respect to each Determination Date, a certificate, completed by and executed on behalf of the Servicer, in accordance with Section 3.9, substantially in the form attached hereto as Exhibit B.

          SPREAD ACCOUNT: The Spread Account maintained pursuant to the Spread Account Agreement.

          SPREAD ACCOUNT AGREEMENT: The Spread Account Agreement dated as of March 25, 1993, as amended and restated as of July 21, 1998, among the Seller, AFL, the Spread Account Collateral Agent, the Security Insurer and the trustees specified therein, together with the Warehousing Series Supplement thereto dated as of December 3, 1996, and amended and restated as of July 21, 1998, as the same may be further amended, supplemented or otherwise modified in accordance with the terms thereof.

          SPREAD ACCOUNT AVAILABLE FUNDS: With respect to any Deficiency Claim Date, the amount on deposit in the Collection Account as of such date, without taking into account any amounts deposited into the Collection Account with respect to amounts withdrawn from the Spread Account pursuant to Section 4.11.

          SPREAD ACCOUNT COLLATERAL AGENT: The Collateral Agent named in the Spread Account Agreement, and any successor thereto pursuant to the terms of the Spread Account Agreement.

          STANDARD & POOR'S: Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor thereto.

          SUBSIDIARY: For any Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Without limiting the generality of the foregoing, the term "Subsidiary" specifically includes any special purpose vehicle or conduit formed by a Person that is otherwise within the ambit of the immediately preceding sentence. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of AFL.

          SUPPLEMENTAL SERVICING FEE: With respect to any Monthly Period, all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, collected on the Receivables during such Monthly Period.

          TOTAL EXPENSE PERCENT:  1.68%.

          TOTAL SERVICING FEE: The sum of the Basic Servicing Fee and the Supplemental Servicing Fee.

          TRADE ACCOUNTS PAYABLE: As to any Person, the trade accounts payable to such Person with a maturity of not greater than 90 days incurred in the ordinary course of such Person's business.

          TRANCHE: A portion of the Advances funded by the Notes funded by the related Noteholders' sale of Commercial Paper Notes maturing at the end of a CP Tranche Period, or funded at the Offshore Rate or LIBOR, as applicable, for an Offshore Tranche Period, as selected by the Issuer as provided in the definition of Offshore Tranche Period.

          TRANCHE PERIOD:  A CP Tranche Period or an Offshore Tranche Period.

          TRANSACTION: A transaction in which the Issuer makes Advances for the account of the Seller for deposit in the Collection Account and the Seller transfers Receivables and the related other Seller Conveyed Property to the Issuer from time to time against release of funds from the Collection Account.

          TRUST:  Arcadia Automobile Receivables Warehouse Trust.

          TRUST AGREEMENT: The Trust Agreement, dated as of July 21, 1998, between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

          TWO YEAR TREASURY YIELD: As of any date of determination, the per annum rate equal to the yield for two year United States Treasury notes that appears as the "ask" price as reported by Bloomberg's Financial Reporting Markets (or the Telerate Page, or such replacement system or page as is then customarily used to quote yields on United States Treasury notes) at the close of business or the date prior to such date of determination; PROVIDED, HOWEVER, following the occurrence of an Amortization Event, the Two Year Treasury Yield shall be the yield for two year United States Treasury notes appearing as the "ask" price as reported by Bloomberg's Financial Reporting Markets (or the Telerate Page, or such replacement system or pages as is then customarily used to quote yields on United States Treasury notes) at the close of business, New York City time, on the date of the occurrence of such Amortization Event.

          UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction.

          WAC DEFICIENCY AMOUNT: As of any date of determination on which the WAC Deficiency Percentage is greater than zero, an amount equal to the product of (x) 1.7 times (y) the WAC Deficiency Percentage times (z) the result of (i) the aggregate outstanding Principal Balance of the Receivables as of the immediately preceding Accounting Date PLUS (ii) the aggregate outstanding Principal Balance of any Receivables transferred by the Seller to the Issuer since such Accounting Date and LESS (iii) the aggregate outstanding Principal Balance of any Receivables that become Purchased Receivables or Repurchased Receivables since such Accounting Date.

          WAC DEFICIENCY DEPOSIT: As of any date of determination, the amount on deposit in the Collection Account in respect of the WAC Deficiency Amount, which shall equal the amount withheld in the Collection Account in respect of the WAC Deficiency Amount on the Distribution Date coinciding with or next preceding such date of determination pursuant to Section 4.6(a)(vii) plus amounts, if any, deposited into the Collection Account in respect of the WAC Deficiency Amount from such Distribution Date to and including the date of determination.

          WAC DEFICIENCY PERCENTAGE: As of any date of determination, an amount expressed as a percentage equal to the excess, if any, of (A) 7.25% PLUS the greatest of (I) the sum of (i) the Two Year Treasury Yield, determined as of such date, (ii) 0.60%, (iii) the Basis Fee Percent and (iv) the Total Expense Percent; (II) the sum of (i) the product of (1) the CP Composite Rate, if the purchase or carrying of any of the Notes by the Noteholders is funded by Commercial Paper Notes, and (2) 1.2 PLUS (ii) 0.25% and (iii) the Total Expense Percent; and (III) the sum of (i) the product of
(1) the Offshore Rate, if the purchase or carrying of any of the Notes by the Noteholders is not funded by Commercial Paper Notes, and (2) 1.2, (ii) 0.375% and (iii) the Total Expense Percent over (B) the weighted average APR (weighted based on the aggregate outstanding Principal Balance of the relevant Receivables as of the immediately preceding Accounting Date PLUS the aggregate outstanding Principal Balance of any Receivables transferred by the Seller to the Issuer since such Accounting Date and LESS the aggregate outstanding Principal Balance of any Receivables that became Purchased Receivables or Repurchased Receivables since such Accounting Date) of Qualifying Receivables.

          WAREHOUSING SHORTFALL AVAILABLE FUNDS: With respect to any Deficiency Claim Date, means the amount on deposit in the Collection Account as of such date, taking into account amounts deposited into the Collection Account in respect of a Collection Account Shortfall but without taking into account amounts deposited into the Collection Account in respect of a Warehousing Shortfall.

          WARRANTY RECEIVABLE: With respect to any Monthly Period, a Receivable that the Seller or AFL has become obligated to repurchase pursuant to Section 2.8.

          Section 1.2. USAGE OF TERMS. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

          Section 1.3. CALCULATIONS. All calculations of the amount of interest accrued on the Notes shall be made on the basis of a 360-day year and actual days elapsed and all calculations of the amount of the Basic Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All references to the Principal Balance of a Receivable as of an Accounting Date shall refer to the close of business on such day.

          Section 1.4. SECTION REFERENCES. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

          Section 1.5. NO RECOURSE. No recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, employee, incorporator, officer, or director, as such, of the Seller, either Agent, the Administrative Agent, AFL, the Servicer, the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Backup Servicer or the Issuer or of any predecessor or successor of the Seller, either Agent, the Administrative Agent, AFL, the Servicer, the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Backup Servicer or the Issuer.

          Section 1.6. MATERIAL ADVERSE EFFECT. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Issuer or the Noteholders (or any similar or analogous determination), such determination shall be made without taking into account the insurance provided by the Note Policy.

          Section 1.7. CONDITIONS OF EFFECTIVENESS. This Agreement shall amend and restate the Original Servicing Agreement and the Original Repurchase Agreement and shall become effective as of the Effective Date, upon receipt by the Administrative Agent of this Agreement and each of the Related Documents executed and delivered by each of the parties hereto and thereto, and any and all certificates, opinions and other documents required hereby or thereby or as the Administrative Agent may request in connection herewith or therewith, in each case in form and substance satisfactory to the Administrative Agent in it sole discretion.

          Section 1.8. ASSIGNMENT AND DELEGATION OF RIGHTS AND DUTIES BY ORIGINAL ISSUER TO ISSUER. Effective as of the Effective Date, Arcadia Receivables Conduit Corp., as Original Issuer, hereby assigns and delegates all of its rights and obligations under this Agreement and each of its Related Documents to the Arcadia Automobile Receivables Warehouse Trust, as Issuer (including with respect to the Original Repurchase Agreement and the Original Servicing Agreement), and Arcadia Automobile Receivables Warehouse Trust hereby accepts such assignment and delegation, and from and after the Effective Date, Arcadia Automobile Receivables Warehouse Trust shall be the Issuer for all purposes under this Agreement and the Related Documents. Such assignment and delegation shall include, among other things, an assignment from the Original Issuer to the Issuer of all of the Original Issuer's right, title and interest, if any, in the Receivables and the other Seller Conveyed Property, and the right to receive any amounts in respect thereof under this Agreement and the Related Documents. In furtherance thereof, on the Effective Date, the Original Issuer hereby sells, transfers, assigns, and otherwise conveys to the Issuer, all of the right, title and interest, if any, whether now or hereafter acquired, of the Original Issuer in and to all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and authenticated securities consisting of, arising from or relating to any of the following property: (i) the Receivables; (ii) the Other Conveyed Property related thereto; (iii) the rights of the Seller under the Purchase Agreement and each Assignment Agreement assigned to the Original Issuer pursuant to the Original Servicing Agreement, including the right to cause AFL to repurchase Receivables from the Seller under certain circumstances; (iv) all amounts required to be deposited, or deposited, or delivered to the Collateral Agent for deposit, to the Collection Account by the Seller in respect of the WAC Deficiency Amount or the Collateral Test; (v) all funds on deposit in the Secured Accounts, and in all investments and proceeds thereof (including all income thereon); (vi) the Original Servicing Agreement and the Original Repurchase Agreement; and (vii) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any and all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivables, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kindand other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

                                     ARTICLE II
                      COMMITMENT AND CONVEYANCE OF RECEIVABLES

          Section 2.1.   COMMITMENT.

          (a) The Issuer agrees, on the terms of this Agreement, to make Advances for the account of the Seller by depositing the balance of the proceeds of such Advance in the Collection Account during the period from and including the Effective Date to but not including the earliest to occur of
(x) the Insurer Notice Date, (y) the termination of the commitment pursuant to Section 2.7 hereof and (z) the first day of the Amortization Period, in an amount at any one time outstanding not to exceed the Commitment Amount. Subject to the terms of this Agreement, during such period the Seller may request Advances and prepay Advances without limitation, except that (i) each Advance and prepayment shall be in amounts of $7,000,000 or any amount in excess thereof, (ii) each request for an Advance shall comply with clause (c) below and each prepayment of an Advance shall comply with clause (e) below, and (iii) the Seller shall not be permitted to request an Advance if the difference between the aggregate outstanding principal balance of the Advances and the aggregate outstanding Principal Balance of the Receivables is greater than $5,000,000 (excluding any WAC Deficiency Deposits) (or such other amount as shall be agreed to in writing from time to time by the Seller, the Issuer, the Administrative Agent and the Security Insurer). The Issuer agrees, subject to the terms and conditions of this Agreement, to the extent and only to the extent of funds available for release to the Seller for such purpose on deposit in the Collection Account, to purchase Receivables from the Seller from time to time during the period from and including the Effective Date to but excluding the earliest to occur of (q) the Insurer Notice Date, (r) the termination of the commitment pursuant to
Section 2.7 hereof, and (s) the first day of the Amortization Period.

          (b) On each Purchase Date, the Receivables shall be transferred to the Issuer or its agent against the release of the Purchase Price from the Collection Account for deposit to the Spread Account and payment to the Seller in accordance with and subject to the provisions of Section 4.10 of this Agreement and the Security Agreement. On the Purchase Date for a Transaction hereunder, the Seller shall promptly deliver to the Administrative Agent, the Owner Trustee and to the Indenture Trustee a written confirmation, in the form set forth in Exhibit E, of

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

such Transaction (a "Confirmation"). The Confirmation shall describe the Receivables, identify the Issuer and the Seller, have the updated Receivables Schedule attached thereto and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Cut-Off Date, and (iv) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between the Issuer and the Seller with respect to the transfer to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail. The Receivables shall be identified on a detailed list provided by the Seller to the Issuer on each Purchase Date and Repurchase Date (the "Receivables Schedule") and may be identified in the related Confirmation by reference to such list. Any release of funds from the Collection Account in connection with a purchase of Receivables shall not affect the outstanding principal balance of Advances.

          (c) The Seller shall give the Issuer, the Administrative Agent and the Indenture Trustee notice of each request for an Advance by 12:00 noon, Minneapolis, Minnesota time, at least one Business Day prior to the date requested for such Advance (or if such request is for an Advance of $15,000,000 or less, by 11:00 a.m., New York City time, on the date requested for such Advance), which notice shall be substantially in the form of Exhibit H attached hereto and which, except for CP Tranche Periods related to RCC, shall include the Seller's requested Tranche Periods in connection with such Advance. Each such notice shall be in the form of Exhibit H and shall be irrevocable unless a written revocation signed by a Responsible Officer of the Seller is received by the Issuer by the end of the day immediately preceding the day such Advance will be made and shall be effective only if received by the Issuer not later than 12:00 noon Minneapolis, Minnesota time on the date specified in the preceding sentence (or if such notice is for a same-day Advance, 11:00 a.m. New York City time on the date of the requested Advance). Not later than 1:00 p.m., Minneapolis, Minnesota time, on the date specified for each Advance hereunder, the Issuer shall deposit the amount of such Advance in the Collection Account.

          (d) On the Repurchase Date for any Receivables, such repurchase shall be effected by transfer to the Seller or its agent of such Receivables against the transfer of the Repurchase Price therefor on behalf of the Issuer to the Collection Account. On such Repurchase Date , the Issuer shall execute a written reconveyance substantially in the form of Exhibit G pursuant to which it shall reconvey to the Seller (without recourse, representation or warranty other than as to Liens created by the Issuer) all right, title and interest of the Issuer in such Receivables. On any Business Day during the Revolving Period on which there has been since the preceding Business Day an amount greater than $5,000,000 on deposit in the Collection Account in excess of the WAC Deficiency Deposit, the Seller shall effect a prepayment of Advances pursuant to Section 2.1(e) hereof in an amount equal to the lesser of (x) the amount specified by the Seller equal to or greater than $5,000,000 and (y) the amount permitted to be prepaid pursuant to
Section 2.1(e) hereof. On a Repurchase Date specified in clause (v) of the definition of Repurchase Date herein, the Seller shall effect a repayment of Advances pursuant to Section 2.1(e) hereof, up to the outstanding principal balance of the Notes.

          (e) Subject to the terms of this Agreement, the Seller shall have the right to prepay Advances on any Business Day during the Revolving Period prior to a Recapitalization in

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

an amount equal to $5,000,000 or any amount in excess thereof. In addition, the Seller shall be required to prepay Advances in the circumstances set forth in the third sentence or the last sentence of Section 2.1(d). Any such prepayment shall include accrued and unpaid interest on the Advance at the Advance Interest Rate being prepaid through but excluding the date such Advance is prepaid. By 12:00 noon, Minneapolis, Minnesota time, on the Business Day preceding the date on which the Seller proposes or is required to prepay Advances, the Seller shall notify the Issuer, the Administrative Agent, the Servicer, the Backup Servicer, the Collateral Agent, the Indenture Trustee and the Security Insurer of the amount of such prepayment, which amount shall be set forth in a certificate executed by a Responsible Officer of the Seller on such date of notice. The Seller shall pay the Breakage Fee, if any, on such date of prepayment by paying to the Trustee for deposit into the Note Distribution Account an amount equal to such Breakage Fee (which amount may come from amounts otherwise distributable to the Seller on such date). Any such prepayment (including interest in connection therewith but excluding the aforementioned Breakage Fee) shall be payable solely out of funds on deposit in the Collection Account and the Spread Account and shall not exceed an amount equal to the lesser of (i) on any date occurring during the period from but excluding a Determination Date through and including the related Distribution Date, an amount equal to the excess of the total amount on deposit in the Collection Account and the Spread Account on such date over the sum of (A) the amounts to be distributed on such Distribution Date pursuant to clauses (i) through (ix) of Section 4.6(a) of this Agreement as set forth in a Servicer's Certificate delivered on such Determinaton Date, and (B) any increase in the WAC Deficiency Amount on such date, if any, above the WAC Deficiency Amount on such Determination Date, and (ii) an amount equal to the excess of the total amount on deposit in the Collection Account on such date over the WAC Deficiency Amounts, if any, on deposit in the Collection Account on such date. Notwithstanding anything contained in this
Section 2.1(e) to the contrary, if the Breakage Fee is not paid in full on or before the date of any proposed prepayment, no such prepayment may occur.

          (f) Prior to a Recapitalization, all outstanding Advances shall be due and payable by the Seller on the first day of the Amortization Period.
 Unless otherwise paid by the Seller, such Advances shall be repaid by the Seller to the Issuer on each Distribution Date in the amounts specified for such repayment in Section 4.6.

          (g) Notwithstanding anything in this Agreement or any Related Document to the contrary, the Security Insurer shall have the right in its absolute discretion to deliver a notice to the Seller, Issuer, each Agent, the Indenture Trustee and the Collateral Agent specifying a date such that any Note Increase (as such term is defined in the Indenture) effected on or after the date so specified will not have the benefit of the Note Policy.

          Section 2.2.   SECURITY INTEREST.

          (a) In the event, for any reason, any Transaction is construed by any court as a secured loan rather than a purchase and sale, the parties intend that the Seller shall have granted to the Issuer a perfected first priority security interest in all of the Receivables and the other Seller Conveyed Property.

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

          (b) The Seller shall pay all fees and expenses associated with perfecting such security interest including, without limitation, the cost of filing financing statements under the Uniform Commercial Code as and when required by the Issuer.

          Section 2.3.   PAYMENT, TRANSFER AND CUSTODY.

          (a) Unless otherwise mutually agreed in writing, all transfers of funds hereunder shall be in immediately available funds.

          (b) On the Purchase Date for a Transaction, ownership of the Receivables and the related other Seller Conveyed Property shall be transferred to the Issuer against the simultaneous withdrawal of the Purchase Price from the Collection Account for payment to the Seller in accordance with and subject to the provisions hereof. On each Purchase Date, the Seller hereby sells, transfers, assigns, and otherwise conveys to the Issuer, all of the right, title and interest, whether now or hereafter acquired, of the Seller in and to all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to any of the following property: (i) the Receivables listed on the Receivables Schedule from time to time, (ii) the Other Conveyed Property (as defined in the Purchase Agreement) related thereto, (iii) the rights of the Seller under the Purchase Agreement and each Assignment Agreement related thereto, (iv) all amounts required to be deposited, or deposited, or delivered to the Collateral Agent for deposit, to the Collection Account by the Seller in respect of the WAC Deficiency Amount or the Collateral Test, (v) all of the Seller's right, title and interest in and to funds on deposit from time to time in the Secured Accounts and all investments therein and proceeds thereof, and (vi) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any and all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and reeivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (all of the foregoing referred to collectively as the "the Seller Conveyed Property"). It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and the other Seller Conveyed Property from the Seller to the Issuer.

          (c) Simultaneously with the execution and delivery of this Agreement, the Seller, the Issuer and the other Secured Parties shall enter into the Custodian Agreement with the Custodian, dated as of the Effective Date, pursuant to which the Issuer and the other Secured Parties shall revocably appoint the Custodian, and the Custodian shall accept such appointment, to act as the agent of the Issuer and the other Secured Parties as Custodian of the following documents or instruments in its possession which the Seller shall deliver to the Custodian as agent of the Issuer and the other Secured Parties on or prior to the related Purchase Date:

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

                 (i) The fully executed original of the Receivable (together with the original of any agreements modifying the Receivable, including without limitation any extension agreements);

                 (ii) A certificate of insurance, application form for insurance signed by the Obligor or a signed representation letter from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Financed Vehicle, or a documented verbal confirmation by the insurance agent for the Obligor of a policy number for an insurance policy for the Financed Vehicle;

                 (iii) The original credit application, or a copy thereof, of each Obligor, on AFL's customary form, or on a form approved by AFL, for such application; and

                 (iv) The original certificate of title (when received) and otherwise such documents, if any, that AFL keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of AFL as first lienholder or secured party (including any Lien Certificate received by AFL), or if such original certificate of title has not yet been received, a copy of the application therefor, showing AFL as secured party, or a letter from the applicable Dealer agreeing unconditionally to repurchase the related Receivable if the certificate of title is not received by AFL within 180 days.

          Section 2.4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Issuer and the Security Issuer, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant to such Persons, as follows:

          (a) The execution, delivery and performance of this Agreement and the performance of each Transaction do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto and pursuant to the other Related Documents) upon or with respect to any of its properties.

          (b) This Agreement is, and each Transaction when entered into under this Agreement will be, a legal, valid and binding obligation of it enforceable against it in accordance with the terms of this Agreement.

          (c) The representations and warranties set forth on the Schedule of Representations are true and correct with respect to the Receivable(s) transferred in such Transaction.

          (d) The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the other Seller Conveyed Property transferred to the Issuer.

          (e) The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in

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

     which the ownership or lease of its property or the conduct of its business requires such qualification.

          (f) The Seller has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; Seller has full power and authority to sell and assign the Receivables and other the Seller Conveyed Property to be sold and assigned to the Issuer and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller's Related Documents have been duly authorized by the Seller by all necessary corporate action.

          (g) This Agreement and the related Confirmation effects a valid sale, transfer and assignment of the Receivables and the other Seller Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the related Confirmation and the Seller's Related Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (h) The consummation of the transactions contemplated by this Agreement and the related Confirmations and the Related Documents and the fulfillment of the terms of this Agreement and the related Confirmations and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement and the Related Documents, or violate in any material respect any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

          (i) There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller or AFL, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents.

          (j) The chief executive office of the Seller is located at 7825 Washington Avenue South, Suite 900, Minneapolis, MN 55439-2435.

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

          (k) All the issued common stock of the Seller is owned by AFL and such common stock is the only capital stock issued by the Seller. Pursuant to its certificate of incorporation, the Seller's business is limited to certain financing activities set forth in such certificate.

          (l) The Seller does not commingle its assets or business functions with the assets or business functions of AFL or any other Person. The bank accounts and funds of the Seller are maintained separately from those of AFL and all other Affiliates of AFL. The board of directors of the Seller duly authorizes all the corporate actions of the Seller, to the extent required by the laws of its state of incorporation. The Seller maintains its own separate minutes of such actions. The Seller maintains separate and full corporate records and financial records for itself only and has at least one director who is not an Affiliate or director of or employed by AFL or any other Affiliate of AFL. As of the date hereof, the Seller does not have employees and, in the event that it hires employees in the future, the Seller will not employ any person employed by AFL or by any AFL Affiliate.

          (m) The financial records and accounts of the Seller are prepared and maintained in accordance with GAAP and are susceptible to audit.

          (n) The Seller conducts its business solely in its own name. In that regard, all written and oral communications, including, without limitation, letters, invoices, purchase orders and contracts, are made solely in the name of the Seller. The Seller has its own telephone number, stationery and business forms, separate from those of AFL and any other AFL Affiliate.

          (o) The Seller pays its own expenses and liabilities from its own funds, except that certain of the organization expenses of the Seller have been paid by AFL. That payment serves a valid business purpose and will not affect the commitment of AFL and the Seller to maintain separate books of account and other indicia of separate corporate existence. The capitalization of the Seller is adequate in light of its proposed business and purpose.

          (p) The Seller is not liable for the payment of any liability of AFL. The assets and the creditworthiness of the Seller are never held out as being available for the payment of any liability of AFL. The Seller always describes AFL as a separate legal entity. Each of AFL and the Seller maintains an arm's length relationship with the other. No transaction between the Seller and any AFL Affiliate is on terms more favorable than in similar transactions involving an unrelated third party. Assets are not transferred from AFL or the Seller to the other without reasonably equivalent value or with the intent to hinder, delay or defraud the creditors of AFL or the Seller. The Seller's existence is not dependent on its being a subsidiary of AFL or any other AFL Affiliate.

          (q) The Seller has not transferred any Receivables with the intent to hinder, delay or defraud any Person. AFL receives reasonably equivalent value in exchange for its transfer of Receivables to the Seller. Neither AFL nor the Seller is insolvent nor does AFL or the Seller expect to become insolvent as a result of any transfer of Receivables. Neither AFL nor the Seller engages in nor does it expect to engage in a business for

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

which its remaining property represents an unreasonably small capitalization. Neither AFL nor the Seller intends to incur nor does it believe that it will incur indebtedness that it will not be able to repay at its maturity.

          (r) The Seller does not intend to file a voluntary petition for relief under the Bankruptcy Code or any similar law.

          (s)    The Seller is not obligated in any way on the Receivables.

          (t) The Seller has not taken any action that might cause any Transaction to violate any regulation of the FRB.

          Section 2.5.   EVENTS OF DEFAULT.  In the event that:

          (a) the Seller fails to repurchase or the Issuer fails to transfer Receivables upon the applicable Repurchase Date or the Issuer fails to make an Advance in accordance with the provisions hereof, and in each case such failure continues for two Business Days;

          (b) an Act of Insolvency occurs with respect to the Seller, AFL or the Issuer;

          (c) any representation or warranty made by the Seller or AFL in this Agreement, the Purchase Agreement (excluding, however, any representation or warranty set forth in Section 2.4(c) hereof or Section 3.1(a) of the Purchase Agreement), the Custodian Agreement, the Insurance Agreement, the Spread Account Agreement, the Trust Agreement, the Note Purchase Agreement or the Security Agreement shall have been incorrect or untrue in any material respect when made or repeated or when deemed to have been made or repeated; or either the Seller or AFL shall fail to comply in any material respect with any of their other agreements contained in this Agreement, the Purchase Agreement, the Insurance Agreement, the Spread Account Agreement, the Note Purchase Agreement, the Security Agreement or the Trust Agreement not defined elsewhere in this Section 2.5 as an "Event of Default" and in such later case such failure to comply shall continue unremedied for a period of 10 days after written notice thereof to the Seller by the Issuer or the Administrative Agent;

          (d) the Seller or the Issuer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder;

          (e) any governmental or self-regulatory authority shall take possession of the Issuer, the Seller or AFL or their property or appoint any receiver, conservator or other official or, with respect to the Seller or AFL, shall take any action to remove, limit, restrict, suspend or terminate their rights or privileges, including suspension as an issuer, lender or seller/servicer of automobile loans, which suspension has a material adverse effect on the ordinary business operations of the Seller or AFL, and which continues for more than 24 hours; or any such party shall take any action to authorize any of the actions set forth in this clause (e);

          (f) this Agreement shall for any reason cease to create a valid, first priority security interest in any of the Receivables purported to be covered hereby;

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

          (g) a final judgment by any competent court in the United States of America for the payment of money in an amount of at least $50,000 is rendered against the Seller or such a judgment in an amount of at least $5,000,000 is rendered against AFL, and the same remains undischarged for a period of 60 days unless execution of such judgment is effectively stayed;

          (h) the Seller or AFL dissolves, merges or consolidates with another entity unless it is the surviving party, or sells, transfers, or otherwise disposes of a material portion of its business or assets (excluding the sale, transfer or other disposition of Receivables in the ordinary course of business) and the surviving party or the party that succeeds to a material portion of the Seller's or AFL's business or assets shall cause BofA or Morgan or any Affiliate of BofA or Morgan or any Permitted Assignee (as defined in the Indenture) to exceed its legal lending limit with respect to such party or any of its Affiliates;

          (i) any of the documents or opinions required to be delivered by the Seller to the Issuer pursuant to Section 2.10 hereof shall not have been delivered within ten Business Days after notice shall have been given to the Seller by the Issuer that such documents or opinions were not delivered when so required;

          (j) the maturity of any Indebtedness in an amount in excess of $5,000,000 of AFL or a Subsidiary shall be accelerated, or AFL or a Subsidiary shall fail to pay any such Indebtedness when due, or, in the case of such Indebtedness payable on demand, when demanded, or there shall occur any default or event or condition permitting the replacement of AFL or any Subsidiary as Servicer under any Auto Loan Securitization of AFL or any Subsidiary;

          (k) it shall be determined on any Determination Date that the Collateral Test shall fail to have been satisfied as of the immediately preceding Accounting Date, after taking into account any deposit made by the Seller to the Collection Account on such Determination Date, and such failure shall continue for one Business Day;

          (l)    an Insurance Agreement Event of Default shall occur;

          (m)    a Servicer Termination Event shall occur;

          (n) the Seller shall fail to make a deposit with respect to any WAC Deficiency Amount in accordance with the provisions of Section 4.1(f), and such failure shall continue for one Business Day; or

          (o) after the occurrence of a Recapitalization, there shall fail to be a Securitized Offering within one year of the later to occur of (x) the last Repurchase Date on which all of the Receivables then owned by the Issuer were repurchased by the Seller and (y) the latest date on which a Securitized Offering has occurred;

(each an "Event of Default").

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

          Section 2.6. REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing:

          (a) At the option of the Seller, if the Issuer is the defaulting party (it being understood that the Issuer shall be deemed to be the defaulting party only upon the occurrence of an Event of Default specified in
Section 2.5(a), (b), (d) or (e) with respect to the Issuer), or if the Seller is the defaulting party, the Administrative Agent (at the direction of both Agents), exercised by written notice to the other party, as the case may be (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency or the occurrence of an Insurance Agreement Event of Default which the Security Insurer specifies in writing shall have such effect), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur or, if a Recapitalization has occurred, the Amortization Date shall be deemed immediately to occur and, in either case, if the Seller is the defaulting party, all outstanding Advances shall be and become immediately due and payable hereunder without notice or any further action; provided, that from and after a Recapitalization, the Seller shall have no liability to repay the Advances, which shall be payable solely from the Collateral.

          (b) If the defaulting party is the Seller and if the Issuer or the Administrative Agent exercises or is deemed to have exercised the option referred to in paragraph (a) of this Section, (i) prior to a Recapitalization, the Seller's obligations hereunder to repurchase all Receivables shall thereupon become immediately due and payable, and (ii) the Seller shall immediately deliver to the Issuer any Receivables subject to such Transactions then in the Seller's custody or possession.

          (c) Prior to a Recapitalization, if the defaulting party is the Issuer, the Seller may, against transfer to the Seller of the Receivables, tender payment of the aggregate Repurchase Price for all of the Receivables, whereupon the Issuer's right, title and interest in all of the Receivables shall be deemed transferred to the Seller.

          (d) If the defaulting party is the Seller or if an Event of Default specified in Section 2.5(o) shall occur, after one Business Day's notice to the Seller (which notice need not be given if an Act of Insolvency shall have occurred and which may be the notice given under subparagraph (a) of this Section), the Controlling Party, as agent of the Issuer, may exercise any or all of the remedies provided for in Sections 5.2 and 6.1 of the Security Agreement.

          (e) For purposes of this Section 2.6, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is the Issuer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the Seller of its option under paragraph (a) of this Section.

          (f) The defaulting party shall be liable to the nondefaulting party for the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a consequence of an Event of Default, together with interest thereon at a rate equal to the Reference Rate.

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

          (g) Each of the Issuer and the Seller agree to provide the Rating Agencies with written notice of any Event of Default of which they have actual acknowledge.

          Section 2.7. TERM OF COMMITMENT. Unless terminated earlier by mutual agreement of the Issuer and the Seller with prior written notice to each Rating Agency and subject to earlier termination as otherwise set forth herein, the commitment of the Issuer hereunder to make Advances and purchase Receivables shall remain in effect for a period of one year after the Effective Date and such commitment shall terminate automatically without any requirement for notice on the date occurring three years from the date hereof; provided, however, that such commitment may be extended by mutual agreement of the Issuer and the Seller; and provided further, however, that no such party shall be obligated to agree to such an extension.

          Section 2.8. REPURCHASE OF RECEIVABLES UPON BREACH OF WARRANTY. Concurrently with the execution and delivery of this Agreement and each Confirmation, as appropriate, AFL and the Seller have entered into the Purchase Agreement and an Assignment Agreement, as applicable, the rights of the Seller under which have been assigned by the Seller to the Issuer. Under the Purchase Agreement and each Assignment Agreement, AFL has made the same representations and warranties to the Seller with respect to the Receivables as those made by the Seller pursuant to the Schedule of Representations, upon which the Issuer has relied in accepting the Receivables and the other Seller Conveyed Property and issuing the Notes and upon which the Security Insurer has relied in issuing the Note Policy and upon which the Indenture Trustee has relied in authenticating the Notes. Upon discovery by any of AFL, the Seller, the Servicer, the Security Insurer, the Indenture Trustee or the Issuer of a breach of any of the representations and warranties contained in
Section 2.4(c) that materially and adversely affects the interests of the Issuer, the Security Insurer or the Noteholders in any Receivable (including any Liquidated Receivable), the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of AFL or the Seller.
On the 15th day following the Seller's discovery or the Seller's receipt of notice of any breach of the representations and warranties set forth on the Schedule of Representations that materially and adversely affects the interests of the Issuer, the Security Insurer or the Noteholders in any Receivable (including any Liquidated Receivable), the Repurchase Date with respect to such Receivable shall be deemed to occur immediately; provided, that any breach of a representation and warranty contained in Paragraph 14, 17 or 27 of the Schedule of Representations with respect to any Receivable shall be deemed to materially and adversely affect the interest of the Issuer in such Receiable and the Repurchase Date with respect to such Receivable shall be deemed to occur on, with respect to a breach of a representation or warranty contained in paragraph 14, the Business Day immediately succeeding the day and, with respect to a breach of a representation or warranty contained in paragraph 17 or 27, on the fifth Business Day immediately succeeding the day upon which, in either case, discovery or receipt of notice of any breach of such representation and warranty shall occur. The obligations of the Seller with respect to any such breach of representations and warranties shall include taking any and all actions necessary to enable the Issuer to enforce directly the obligations of AFL under the Purchase Agreement or any Assignment Agreement, as applicable. In addition to the foregoing and notwithstanding whether the related Receivables shall have been repurchased by the Seller, the Seller shall indemnify the Issuer, the Security Insurer, the Agents, the Noteholders, the Owner Trustee and the Indenture Trustee against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

          Section 2.9. OPINIONS OF COUNSEL. The Seller shall, on the date hereof and, upon the request of the Issuer, the Administrative Agent or the Security Insurer, no more than once each calendar year, cause to be delivered to the Issuer, the Agent and the Security Insurer, with reliance thereon permitted as to any person or entity that is granted a pledge of the Receivables and the other Seller Conveyed Property, a favorable opinion or opinions of counsel with respect to the matters set forth in Exhibit D hereto, in form and substance acceptable to the Issuer.

          Section 2.10.  ADDITIONAL CONDITIONS.

          (a) Prior to entering into the initial Transaction under this Agreement, each of the Trust Agreement, the Purchase Agreement, the Security Agreement, the Spread Account Agreement, the Insurance Agreement, the Indenture and the Custodian Agreement, in a form satisfactory to the Issuer shall have been executed and delivered by the parties thereto.

          (b) On or before the date of delivery of this Agreement, the Seller shall, at the Seller's own cost and expense, deliver to the Issuer:

                 (i) a favorable opinion or opinions of counsel with respect to the matters set forth in Exhibit D hereto, in form and substance acceptable to the Issuer and its counsel;

                 (ii) a certificate of the Secretary of State of the State of Minnesota, dated reasonably near the date hereof, listing all charter documents with respect to AFL on file in his or her office and stating that AFL is duly organized and existing, has filed all annual reports and has paid all franchise taxes and is in good standing in the State of Minnesota;

                 (iii) a certificate, dated the date of delivery thereof, of AFL's Secretary as to (a) the charter documents of AFL (with a copy of AFL's By-laws attached); (b) the attached resolutions of the Board of Directors of AFL authorizing AFL to enter into the transactions contemplated hereby; and (c) the good standing of AFL;

                 (iv) evidence of filing with the appropriate filing offices in the State of Minnesota a UCC-1 Financing Statement against AFL in favor of the Seller;

                 (v) a certificate of the Secretary of the State of Delaware, dated reasonably near the date hereof, listing all charter documents with respect to the Seller on file in his or her office and stating that the Seller is duly organized and existing, has filed all annual reports and has paid all franchise taxes and is in good standing in the State of Delaware;

                 (vi) a certificate, dated the date of delivery thereof, of the Seller's Secretary as to (a) the charter documents of the Seller (with a copy of the Seller's By-laws attached); (b) the attached resolutions of the Board of Directors of the Seller authorizing the Seller to enter into the transactions contemplated hereby; and (c) the good standing of the Seller and that the Seller is qualified to do business in Minnesota;

                 (viii) evidence of filing with the appropriate filing offices in the State of Minnesota a UCC-1 Financing Statement against the Seller; and

                 (ix) such other information and certificates as the Issuer shall reasonably request.

          (c) The Seller shall enter into any Transaction under this Agreement only upon the satisfaction of each of the following conditions on or prior to the related Purchase Date:

                 (i) the Issuer shall have received a Confirmation with the updated Receivables Schedule attached thereto with respect to the Receivables being transferred on the related Purchase Date;

                 (ii) as of such Purchase Date, the Seller shall not have been insolvent nor shall the Seller have been rendered insolvent by such Transaction nor shall the Seller be aware of any pending insolvency;

                 (iii) the Seller shall have taken any action requested by the Issuer to maintain the first perfected security interest of the Issuer in the Receivables and the other Seller Conveyed Property;

                 (iv) no selection procedures believed by the Seller to be adverse to the interests of the Issuer or the Noteholders shall have been utilized by AFL or the Seller in selecting such Receivables;

                 (v) no material change shall have occurred in the underwriting standards of AFL in effect on the Closing Date (INTER ALIA, not enter the subprime market) without the prior written consent of the Administrative Agent;

                 (vi)    the Insurer Notice Date shall not have occurred;

                 (vii) the provisions of Section 4.10(a) shall be complied with in connection with such Transaction.

          Section 2.11. COVENANT OF THE SELLER. The Seller hereby agrees that it shall not (i) take any action prohibited or not authorized by its certificate of incorporation or (ii) without the prior written consent of the Administrative Agent and (so long as no Insurer Default shall have occurred and be continuing) the Security Insurer and without giving prior written notice to the Rating Agencies, amend its certificate of incorporation.

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

                                    ARTICLE III
                    ADMINISTRATION AND SERVICING OF RECEIVABLES

          Section 3.1. DUTIES OF THE SERVICER. The Servicer is hereby authorized to act as agent for the Issuer and the Seller and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, so long as AFL is the Servicer, it shall comply with the policies and procedures attached hereto as Exhibit A and will not change the manner in which it services the Receivables if such change could have a material adverse effect on the Receivables. The Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, policing the collateral, complying with the terms of the Lockbox Agreement, accounting for collections and furnishing monthly and annual statements to the Issuer, the Agents, the Indenture Trustee and the Security Insurer with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein. The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements (and shall maintain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors.
To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Issuer to execute and deliver, on behalf of the Issuer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except that the Servicer may forego collection efforts if the amount subject to collection is DE MINIMIS and if it would forego collection in accordance with its customary procedures. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer (provided the Servicer has obtained the Issuer's consent, which consent shall not be unreasonably withheld), a legal proceeding to enforce a Receivable pursuant to Section 3.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Issuer shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Issuer shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

          Section 3.2. COLLECTION OF RECEIVABLE PAYMENTS; MODIFICATIONS OF RECEIVABLES; LOCKBOX AGREEMENTS.

          (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the other Seller Conveyed Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Issuer with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

          (b) The Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the Obligor's regular due date to another date within the Monthly Period in which such due date occurs, (ii) re-amortize the scheduled payments on the Receivable following a partial prepayment of principal or (iii) subject to the limitation specified in the next sentence, grant extensions on a Receivable, provided that the aggregate period of all extensions on a Receivable shall not exceed three months. The aggregate Principal Balance of Receivables which have been extended during any calendar quarter shall not exceed the greater of (A) $500,000 and (B) 1.5% of the Aggregate Principal Balance as of the Accounting Date immediately prior to the first day of such calendar quarter.

          (c) The Servicer may grant payment extensions on, or other modifications or amendments to, a Receivable (in addition to those modifications permitted by Section 3.2(b)) in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Issuer with respect to such Receivable, and is otherwise in the best interests of the Issuer; PROVIDED, HOWEVER, that:

          (i) In no event may a Receivable be extended beyond the Monthly Period immediately preceding the Final Scheduled Distribution Date;

          (ii) So long as an Insurer Default shall not have occurred and be continuing, the Servicer shall not amend or modify a Receivable (except as provided in Section 3.2(b)) without the consent of the Security Insurer; and

          (iii) If an Insurer Default shall have occurred and be continuing, the Servicer may not extend or modify any Receivable (other than as permitted by Section 3.2(b)).

          (d) The Servicer shall use its best efforts to cause Obligors to make all payments on the Receivables, whether by check or by direct debit of the Obligor's bank account, to be made directly to one or more Lockbox Banks, acting as agent for the Collateral Agent pursuant to a Lockbox Agreement. Amounts received by a Lockbox Bank in respect of the Receivables may initially be deposited into a demand deposit account maintained by the Lockbox Bank as agent for the Collateral Agent and for other owners of automobile receivables serviced by the Servicer. The Servicer shall use its best efforts to cause any Lockbox Bank to deposit all payments on the Receivables in the Lockbox Account no later than the Business Day after receipt, and to cause all amounts credited to the Lockbox Account on account of such payments to be transferred to the Collection Account no later than the second Business Day after receipt of such payments. The Lockbox Account shall be a demand deposit account held by the Lockbox Bank, or at the request of the Administrative Agent or the Security Insurer (unless an Insurer Default shall have occurred and be continuing) an Eligible Account satisfying clause (i) of the definition thereof. The Collateral Agent shall not be liable for any actions or omissions of the Lockbox Bank.

          Prior to each Purchase Date, the Servicer shall have notified each Obligor that makes its payments on the Receivables being transferred to the Issuer on such date by check to make such payments thereafter directly to the Lockbox Bank (except in the case of Obligors that have already been making such payments to the Lockbox Bank), and shall provide each such Obligor with respect to the Receivables with monthly invoices, in each case in order to enable such Obligors to make such payments directly to the Lockbox Bank for deposit into the Lockbox Account, and the Servicer will continue, not less often than every three months, to so notify those Obligors who have failed to make payments to the Lockbox Bank. If and to the extent requested by the Administrative Agent or the Security Insurer (unless an Insurer Default shall have occurred and be continuing), the Servicer shall request each Obligor that makes payment on the Receivables by direct debit of such Obligor's bank account to execute an authorization for automatic payment which in the judgment of the Security Insurer is sufficient to authorize direct debit by the Lockbox Bank on behalf of the Issuer. If at any time the Lockbox Bank is unable to directly debit an Obligor's bank account that makes payment on the Receivables by direct debit and if such inability is not cured within 15 days or cannot be cured by execution by the Obligor of a new authorization for automatic payment, the Servicer shall notify such Obligor that it cannot make payment by direct debit and must thereafter make payment by check.

          Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Servicer shall remain obligated and liable to the Issuer, the Owner Trustee, the Indenture Trustee and Noteholders for servicing and administering the Receivables and the other Seller Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

          In the event the Servicer shall for any reason no longer be acting as such, the successor Servicer shall thereupon assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreement. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer's interest therein and to have replaced the outgoing

Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank under such Lockbox Agreement. The outgoing Servicer shall, upon request of the Administrative Agent, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the successor Servicer. In the event that the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) or the Administrative Agent (if an Insurer Default shall have occurred and be continuing) elects to change the identity of the Lockbox Bank, the outgoing Servicer, at its expense, shall cause the Lockbox Bank to deliver, at the direction of the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) or the Administrative Agent (if an Insurer Default shall have occurred and be continuing) to the Administrative Agent or a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox arrangements and the Servicer shall notify the Obligors to make payments to the Lockbox Account established by the successor.

          (e) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Collection Account or the Lockbox Account for deposit into the Collection Account as soon as practicable, but in no event later than the Business Day after receipt thereof.

          Section 3.3.   REALIZATION UPON RECEIVABLES.

          (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which all or any portion of a Scheduled Payment has become 91 days delinquent. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 3.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Collection Account or the Lockbox Account for deposit into the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or an amounts received from the related Dealer, which amounts may be retained by the Servicer (and shall not be required to be deposited as provided in Section 3.2(e)) to the extent of such expenses. The Servicer shall pay on behalf of the Issuer any personal property taxes assessed on repossessed Financed Vehicles; the Servicer shall be entitled to reimbursement of any such tax from Liquidation Proceeds with respect to such Receivable.

          (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Issuer to the Servicer of the rights under such Dealer Agreement and Dealer Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce a Dealer Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or Dealer Assignment, the Issuer, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce the Dealer Agreement or Dealer Assignment, including bringing suit in its name or the name of the Seller or of the Issuer and the Collateral Agent for the benefit of the Secured Parties. All amounts recovered shall be remitted directly by the Servicer as provided in
Section 3.2(e).

          Section 3.4.   INSURANCE.

          (a) The Servicer shall require that each Financed Vehicle be insured by the Insurance Policies referred to in Paragraph 24 of the Schedule of Representations and shall monitor the status of such comprehensive and collision insurance coverage thereafter, in accordance with its customary servicing procedures. Each Receivable requires the Obligor to maintain such comprehensive and collision insurance, naming AFL and its successors and assigns as additional insureds, and permits the holder of such Receivable to obtain comprehensive and collision insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Servicer shall determine that an Obligor has failed to obtain or maintain a comprehensive and collision Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in such Paragraph 24 (including, without limitation, during the repossession of such Financed Vehicle) the Servicer shall enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such comprehensive and collision insurance.

          (b) The Servicer may, if an Obligor fails to obtain or maintain a comprehensive and collision Insurance Policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the insurance policy, the premiums for such insurance (such insurance being referred to herein as "Force-Placed Insurance"). All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Issuer. Any cost incurred by the Servicer in maintaining such Force-Placed Insurance shall only be recoverable out of premiums paid by the Obligors or Liquidation Proceeds with respect to the Receivable, as provided in
Section 3.4(c).

          (c) In connection with any Force-Placed Insurance obtained hereunder, AFL may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to AFL. In no event shall AFL include the amount of the premium in the Amount Financed under the Receivable. For all purposes of this Agreement, the Insurance Add-on Amount with respect to any Receivable having Force-Placed Insurance will be treated as a separate obligation of the Obligor and will not be added to the Principal Balance of such Receivable, and amounts allocable thereto will not be available for distribution on the Notes. AFL shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-on Amounts or rebates of Forced-Placed Insurance premiums. If an Obligor makes a payment with respect to a Receivable having Force-Placed Insurance, but AFL is unable to determine whether the payment is allocable to the Receivable or to the Insurance Add-on Amount, the payment shall be applied first to any unpaid Scheduled Payments and then to the Insurance Add-on Amount. Liquidation Proceeds on any Receivable will be used first to pay the Principal Balance and accrued interest on such Receivable and then to pay the related Insurance Add-on
Amount. If an Obligor under a Receivable with respect to which AFL has placed Force-Placed Insurance fails to make scheduled payments of such Insurance Add-on Amount as due, and AFL has determined that eventual payment of the Insurance Add-on Amount is unlikely, AFL may, but shall not be required to, purchase such Receivable from the Issuer for the Purchase Amount on any subsequent Deposit Date. Any such Receivable, and any Receivable with respect to which AFL has placed Force-Placed Insurance which has been paid in full (excluding any Insurance Add-on Amounts) will be assigned to AFL.

          (d) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Issuer. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Issuer under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Issuer, on behalf of the Collateral Agent and the Secured Parties, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Issuer and the Collateral Agent for the benefit of the Secured Parties.

          Section 3.5.   MAINTENANCE OF SECURITY INTERESTS IN VEHICLES.

          (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle on behalf of the Issuer, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Issuer hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Issuer as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Issuer, the Servicer hereby agrees that the Servicer's designation as the secured party on the certificate of title is in its capacity as agent of the Issuer.

          (b) Upon the occurrence of an Insurance Agreement Event of Default, the Security Insurer may (so long as an Insurer Default shall not have occurred and be continuing) instruct the Issuer and the Servicer to take or cause to be taken, or, if an Insurer Default shall have occurred, upon the occurrence of a Servicer Termination Event, the Issuer and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, counsel to the Administrative Agent), be necessary to perfect or reperfect the security interests in the Financed Vehicles securing the Receivables in the name of the Issuer by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Security Insurer or the Agent (as applicable), be necessary or prudent. AFL hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Security Insurer may (unless an Insurer Default shall have occurred and be continuing) instruct the Issuer and the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Security Insurer, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Issuer, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Security Insurer, be necessary or prudent; PROVIDED, HOWEVER, that (unless an Insurer Default shall have occurred and be continuing) if the Security Insurer requests that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Servicer or the Issuer in connection with such action shall be reimbursed to the Servicer or the Issuer, as applicable, by the Security Insurer.

          Section 3.6. COVENANTS, REPRESENTATIONS, AND WARRANTIES OF SERVICER. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Issuer relies in purchasing the Receivables and issuing the Notes, on which the Indenture Trustee relies in authenticating the Notes and on which the Security Insurer relies in issuing the Note Policy.

          (a)    The Servicer covenants as follows:

                 (i) LIENS IN FORCE. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the related Obligor, except upon payment in full of the Receivable or as otherwise contemplated herein;

                 (ii) NO IMPAIRMENT. The Servicer shall do nothing to impair the rights of the Issuer or the Noteholders in the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies or the other Seller Conveyed Property; and

                 (iii) NO AMENDMENTS. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with
     Section 3.2.

          (b) The Servicer represents, warrants and covenants as of the Closing Date as to itself:

          (i) ORGANIZATION AND GOOD STANDING. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

          (ii) DUE QUALIFICATION. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification, if the failure to be so qualified would have a material adverse effect on the ability of the Servicer to perform its obligations hereunder or on the enforceability of any Receivable.

          (iii) POWER AND AUTHORITY. The Servicer has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer's Related Documents have been duly authorized by the Servicer by all necessary corporate action;

          (iv) BINDING OBLIGATION. This Agreement and the Servicer's Related Documents shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

          (v) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the Servicer's Related Documents, and the fulfillment of the terms of this Agreement and the Servicer's Related Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

          (vi) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties
      (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or
      (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes; and

          (vii) NO CONSENTS. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

          Section 3.7. PURCHASE OF RECEIVABLES UPON BREACH OF COVENANT. Upon discovery by any of the Servicer, the Security Insurer, the Issuer or the Indenture Trustee of a breach of any of the covenants set forth in Sections 3.5(a) or 3.6(a), the party discovering such breach shall give prompt written notice to the others; PROVIDED, HOWEVER, that the failure to give any such notice shall not affect any obligation of the Servicer. As of the second Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Sections 3.5(a) or 3.6(a) which materially and adversely affects the interests of the Noteholders, the Issuer or the Security Insurer in any Receivable (including any Liquidated Receivable) (or, at the Servicer's election, the first Accounting Date so following), the Servicer shall, unless it shall have cured such breach in all material respects, purchase from the Issuer the Receivable affected by such breach and, on the related Deposit Date, the Servicer shall pay the related Purchase Amount. It is understood and agreed that the obligation of the Servicer to purchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Security Insurer, the Noteholders, the Issuer or the Indenture Trustee on behalf of Noteholders; PROVIDED, HOWEVER, that the Servicer shall indemnify the Issuer, the Backup Servicer, the Collateral Agent, the Security Insurer, the Indenture Trustee, the Administrative Agent and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

          Section 3.8. TOTAL SERVICING FEE; PAYMENT OF CERTAIN EXPENSES BY SERVICER. On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Basic Servicing Fee and any Supplemental Servicing Fee for the related Monthly Period pursuant to Section 4.6. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Noteholders and the Security Insurer and all other fees and expenses of the Issuer, including claims against the Issuer in respect of indemnification, unless such fees, expenses or claims in respect of indemnification are expressly stated to be for the account of AFL or not to be for the account of the Servicer). The Servicer shall be liable for the fees and expenses of the Owner Trustee, the Indenture Trustee, the

Custodian, the Backup Servicer, the Collateral Agent, the Lockbox Bank (and any fees under the Lockbox Agreement) and the Independent Accountants. Notwithstanding the foregoing, if the Servicer shall not be AFL, a successor to AFL as Servicer permitted by Section 5.2 or an Affiliate of any of the foregoing, such Servicer shall not be liable for claims against the Issuer in respect of indemnification.

          Section 3.9. SERVICER'S CERTIFICATE. No later than 5:00 p.m. New York City time on each Determination Date, the Servicer shall deliver to the Issuer, each Agent, the Indenture Trustee, the Backup Servicer, the Security Insurer and the Collateral Agent, a Servicer's Certificate executed by a Responsible Officer of the Servicer containing, among other things, (i) all information available as of such date necessary to enable the Indenture Trustee to make the distributions required by Section 4.6 and to determine the amount to which the Servicer is entitled to be reimbursed or has been reimbursed during the related Monthly Period for Monthly Advances, (ii) all information available as of such date necessary to enable the Indenture Trustee to send the statements to Noteholders and the Security Insurer required by Section 4.7, (iii) a listing of all Warranty Receivables and Administrative Receivables purchased or repurchased as of the related Deposit Date, identifying the Receivables so purchased or repurchased and (iv) all information available as of such date necessary to enable the Indenture Trustee to reconcile all deposits to, and withdrawals from, the Collection Account for the related Monthly Period and Distribution Date, including the accounting required by compliance with the Collateral Test. Receivables purchased by the Servicer or by the Seller or AFL on the related Deposit Date and each Receivable which became a Liquidated Receivable or which was paid in full during the related Monthly Period shall be identified by account number (as set forth in the Receivables Schedule).

          Section 3.10. ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF SERVICER TERMINATION EVENT.

          (a) The Servicer shall deliver to the Issuer, each Agent, the Indenture Trustee, the Backup Servicer, the Security Insurer, the Collateral Agent and each Rating Agency, on or before March 31, (or 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on March 31, 1997, an officer's certificate signed by any Responsible Officer of the Servicer, dated as of December 31, (or other applicable date) of such year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

          (b) The Servicer shall deliver to the Issuer, each Agent, the Indenture Trustee, the Backup Servicer, the Security Insurer, the Collateral Agent and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 6.1(a). The Seller or the Servicer shall deliver to the Issuer, each Agent, the Indenture Trustee, the Backup

Servicer, the Security Insurer, the Collateral Agent, each Rating Agency and the Servicer or the Seller (as applicable) promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of Section 6.1.

          Section 3.11.  ANNUAL INDEPENDENT ACCOUNTANTS' REPORT.

          (a) The Servicer shall cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer or to the Seller, to deliver to the Issuer, the Indenture Trustee, each Agent, the Backup Servicer, the Security Insurer, the Collateral Agent and each Rating Agency, on or before March 31 (or 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on March 31, 1997, with respect to the twelve months ended the immediately preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement (the "Accountant's Report") addressed to the Board of Directors of the Servicer, to the Agents, the Indenture Trustee, the Backup Servicer, the Collateral Agent and the Security Insurer, to the effect that such firm has audited the financial statements of the Servicer and issued its report thereon and that such audit (1) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included an examination of documents and records relating to the servicing of automobile installment sales contracts under pooling and servicing agreements, sale and servicing agreements and warehousing agreements substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements and sale and servicing agreements covered thereby, including this Agreement); (3) included an examination of the delinquency and loss statistics relating to the Servicer's portfolio of automobile installment sales contracts; and (4) except as described in the statement, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others that, in the firm's opinion, generally accepted auditing standards requires such firm to report.
The Accountants' Report shall further state that (1) a review in accordance with agreed upon procedures was made of three randomly selected Servicer's Certificates for each such pooling and servicing agreement, sale and servicing agreement or warehousing agreements and (2) except as disclosed in the Accountant's Report, no exceptions or errors in the Servicer's Certificates so examined were found.

          (b) The Accountants' Report shall also indicate that the firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          (c) A copy of the Accountants' Report may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

          Section 3.12. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES. The Servicer shall provide to representatives of the Issuer, the Indenture Trustee, the Administrative Agent, either Agent, the Backup Servicer and the Security Insurer reasonable access to the documentation and its operations regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours and on a date not more than two Business Days after the date of such request. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

          Section 3.13.  MONTHLY TAPE.

          (a) On or before the third Business Day, but in no event later than the fifth calendar day, of each month, the Servicer will deliver to the Indenture Trustee and the Backup Servicer a computer tape or a diskette (or any other electronic transmission acceptable to the Indenture Trustee and the Backup Servicer) in a format acceptable to the Indenture Trustee and the Backup Servicer containing the information with respect to the Receivables as of the preceding Accounting Date necessary for preparation of the Servicer's Certificate relating to the immediately succeeding Determination Date and necessary to determine the application of collections as provided in Section
4.3. The Backup Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Indenture Trustee and the Backup Servicer) to verify the Servicer's Certificate delivered by the Servicer, and the Backup Servicer shall certify to the Security Insurer and the Administrative Agent that it has verified the Servicer's Certificate in accordance with this Section 3.13 and shall notify the Servicer, the Security Insurer and the Administrative Agent of any discrepancies, in each case, on or before the second Business Day following the Determination Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Deficiency Claim Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Distribution Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Distribution Date, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the third Business Day, but in no event later than the fifth calendar day, of the following month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date. In addition, the Servicer shall, if so requested by the Administrative Agent or the Security Insurer (unless an Insurer Default shall have occurred and be continuing) deliver to the Backup Servicer its Collection Records and its Monthly Records within one Business Day of demand therefor and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer. The duties and obligations of the Backup Servicer shall be determined solely by the express provisions of this Agreement and no implied covenants or obligations shall be read into this Agreement against the Backup Servicer.

          Section 3.14. RETENTION AND TERMINATION OF SERVICER. The Servicer hereby covenants and agrees to act as such under this Agreement for an initial term, commencing on the Effective Date and ending on December 31, 1998 which term may be extended by the Security

Insurer for successive quarterly terms ending on each successive June 30, September 30, December 31, and March 31, (or, pursuant to revocable written standing instructions from time to time to the Servicer, the Indenture Trustee and the Administrative Agent, for any specified number of terms greater than one), until the termination of this Agreement. Each such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at the end of successive quarterly terms for so long as such instructions are in effect) (a "Servicer Extension Notice") shall be delivered by the Security Insurer to the Administrative Agent, the Indenture Trustee and the Servicer. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound, for the initial term beginning on the Closing Date and for the duration of the term covered by such Servicer Extension Notice, to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. Until such time as an Insurer Default shall have occurred and be continuing, the Indenture Trustee agrees that if as of the fifteenth day prior to the last day of any term of the Servicer the Indenture Trustee shall not have received any Servicer Extension Notice from the Security Insurer, the Indenture Trustee will, within five days thereafter, give written notice of such non-receipt to the Administrative Agent, the Security Insurer and the Servicer.

          Section 3.15. FIDELITY BOND. The Servicer shall maintain a fidelity bond in such form and amount as is customary for entities acting as custodian of funds and documents in respect of consumer contracts on behalf of institutional investors.

          Section 3.16. DUTIES OF THE SERVICER UNDER THE INDENTURE. The Servicer shall, and hereby agrees that it will, perform on behalf of the Issuer the following duties of the Issuer under the Indenture (references are to the applicable Sections in the Indenture):

          (a) the direction to the Paying Agent, if any, to deposit moneys with the Indenture Trustee (Section 1011);

          (b) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 1016 of the Indenture, necessary to protect the Trust Estate (Section 1016); and

          (c) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 710 and 716).

          Section 3.17. COLLECTING LIEN CERTIFICATES NOT DELIVERED ON THE PURCHASE DATE. In the case of any Receivable in respect of which written evidence from the Dealer selling the related Financed Vehicle that the Lien Certificate for such Financed Vehicle showing AFL as first lienholder has been applied for from the Registrar of Titles was delivered to the Custodian on the applicable Purchase Date in lieu of a Lien Certificate, the Servicer shall use its best efforts to collect such Lien Certificate from the Registrar of Titles as promptly as practicable. If such Lien Certificate showing AFL as first lienholder is not received by the Custodian within 180 days after the applicable Purchase Date, then the representation and warranty in paragraph 5 of the Schedule of Representations shall be deemed to have been incorrect in a manner that materially and adversely affects the Security Insurer and the Issuer.

          Section 3.18. ACCOUNTANTS' REVIEW OF RECEIVABLE FILES. For every group of approximately $60,000,000 (or such other amount as the Controlling Party may determine in its sole and absolute discretion from time to time by prior written notice to the Seller, the Servicer, the Issuer, the Trustee, the Agents, the Collateral Agent and the Security Insurer) in aggregate Principal Balance of Receivables transferred by the Seller to the Issuer pursuant to this Agreement, the Servicer (or AFL, if AFL is not the Servicer) at its own expense shall cause Independent Accountants acceptable to the Security Insurer to conduct a physical inventory and limited review of the related Receivable Files, commencing within three Business Days immediately succeeding the day the last Receivable of such group of Receivables is transferred to the Issuer pursuant to this Agreement. The Independent Accountants shall within such three Business Days complete such physical inspection and limited review and execute and deliver to the Secured Parties an Independent Accountant's Report with respect to such review substantially in the form of Exhibit I hereto. If such review reveals, in the Controlling Party's opinion, an unsatisfactory number of exceptions, the Controlling Party, in its sole and absolute discretion, may require a full review of every Receivable File by the Independent Accountants at the expense of the Servicer (or AFL, if AFL is not the Servicer).



                                     ARTICLE IV
                      DISTRIBUTIONS; STATEMENTS TO NOTEHOLDERS

          Section 4.1.   SECURED ACCOUNTS.

          (a) The Servicer shall establish the Collection Account in the name of the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement). The Collection Account shall be an Eligible Account and shall be a segregated trust account established with the Collateral Agent and maintained with the Collateral Agent. The Issuer and the Collateral Agent agree that the Indenture Trustee shall have full power and authority to withdraw, or cause to be withdrawn, funds held in the Collection Account in accordance with the provisions of this Agreement and the Indenture.

          (b) The Issuer shall establish the Note Distribution Account in the name of the Collateral Agent for the benefit of the Secured Parties. The Note Distribution Account shall be an Eligible Account and shall be a segregated trust account established with the Collateral Agent and maintained with the Collateral Agent. The Issuer and the Collateral Agent agree that the Indenture Trustee shall have full power and authority to withdraw, or cause to be withdrawn, funds held in the Note Distribution Account in accordance with the provisions of this Agreement and the Indenture.

          (c) All amounts held in the Collection Account and the Note Distribution Account (collectively, the "Secured Accounts") shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed in writing by the Servicer, in Eligible Investments that mature not later than one Business Day prior to the date that any payment is due from the Secured Accounts hereunder or under any Related Document; PROVIDED, that the amounts held in the Secured Accounts shall be invested in overnight funds or next-day funds as constitute Eligible Investments (which shall initially be the Indenture Trustee's U.S. Government Fund and, from time to time, shall include such other proprietary Eligible Investments of the Indenture

Trustee as shall be confirmed in writing by the Security Insurer to the Indenture Trustee; PROVIDED, HOWEVER, any such proprietary investment may not be invested in if it is not an eligible Investment) for the period of time between such Business Day and the date such payment is due. Any such written direction shall certify that any such investment is authorized by this
Section 4.1. Investments in Eligible Investments shall be made in the name of the Collateral Agent on behalf of the Secured Parties, and such investments shall not be sold or disposed of prior to their maturity. Any investment of funds in the Secured Accounts shall be made in Eligible Investments held by a financial institution in accordance with the following requirements:

          (A) all Eligible Investments shall be held in an account with such financial institution in the name of the Collateral Agent;

          (B) all Eligible Investments held in such account shall be delivered to the Collateral Agent in the following manner:

                 (i) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC (other than certificated securities) and are susceptible of physical delivery, transferred to the Collateral Agent by physical delivery to the Collateral Agent, indorsed to, or registered in the name of, the Collateral Agent or its nominee or indorsed in blank; or such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Eligible Investments to the Collateral Agent free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

                 (ii) with respect to a "certificated security" (as defined in Section 8-102(a)(4) of the UCC), transferred:

                         (I) by physical delivery of such certificated security to the Collateral Agent, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Collateral Agent or indorsed in blank;

                         (II) by physical delivery of such certificated security
                 in registered form to a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC) acting on behalf of the Collateral Agent if the certificated security has been specially indorsed to the Collateral Agent by an effective endorsement.

                 (iii) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulation and Articles 8 and 9 of the UCC: book-entry registrations of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Collateral Agent of the purchase by the securities intermediary on behalf of the Collateral Agent of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Collateral Agent and indicating that such securities intermediary holds such book-entry security solely as agent for the Collateral Agent; or such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Eligible Investments to the Collateral Agent free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

                 (iv) with respect to any "uncertificated security" (as defined in Section 8-102(a)(18) of the UCC) that is not governed by clause (iii) above, transferred:

                         (I)(1) by registration to the Collateral Agent as the registered owner thereof, on the books and records of the issuer thereof, or

                         (2) by another Person (not a securities intermediary) either becomes the registered owner of the uncertificated security on behalf of the Collateral Agent, or having become the registered owner acknowledges that it holds for the Collateral Agent; or

                         (II) by the issuer thereof having agreed that it will
                 comply with instruction originated by the Collateral Agent without further consent of the registered owner thereof:

                 (v) with respect to any "securities entitlement" (as defined in Section 8-102(a)(17) of the UCC):

                         (I) if a securities intermediary (1) indicates by book entry that a "financial asset" (as defined in Section 8-102(a)
                 (9) of the UCC) has been credited to the Collateral
                 Agent's "securities account" (as defined in Section 8-501(a) of the UCC), (2) receives a financial asset (as so defined) from the Collateral Agent or acquires a financial asset for the Collateral Agent, and in either case, accepts it as credit to the Collateral Agent's securities account (as so defined),
                 (3) becomes obligated under other law, regulation or rule to credit a financial asset to the Collateral Agent's securities account, or (4) has agreed that it will comply with "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) originated by the Collateral Agent, without further consent by the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC), of a confirmation of the purchase and the making of such securities intermediary of entries on its books and records identifying as belonging to the Collateral Agent of (I) a

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

                 specific certificated security in the securities intermediary's possession, (II) a quantity of securities that constitute or are part of a fungible bulk of certificated securities in the securities intermediary's possession, or (III) a quantity of securities that constitute or are part of a fungible bulk of securities shown on the account of the securities intermediary on the books of another securities intermediary.

                 (vi) in each case of delivery contemplated pursuant to clauses (i) through (v) of subsection (b) hereof, the Collateral Agent shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that such Eligible Investment is held in trust pursuant to and as provided in this Agreement.

Any cash held by the Collateral Agent shall not be considered a "financial asset" for purposes of this Section 4.1(c).

          Subject to the other provisions hereof, the Collateral Agent shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner which complies with this Section 4.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Secured Accounts shall be deposited in the Collection Account and distributed on the next Distribution Date pursuant to
Section 4.6. The Servicer shall deposit in the applicable Secured Account an amount equal to any net loss on such investments immediately as realized.

          (d) On each Purchase Date, the Servicer shall deposit in the Collection Account (x) all Scheduled Payments and prepayments of the Receivables transferred to the Issuer on such date that are received by the Servicer after the related Cut-Off Date and on or prior to the Business Day immediately preceding such Purchase Date or received by the Lockbox Bank after the related Cut-Off Date and on or prior to the second Business Day immediately preceding such Purchase Date and (y) all Liquidation Proceeds and proceeds of Insurance Policies in respect of a Financed Vehicle and applied by the Servicer after the related Cut-Off Date.

          (e) The Seller shall have the right (but not the obligation) to make deposits into the Collection Account in order to satisfy the Collateral Test. AFL represents and warrants and agrees that it will not make a capital contribution to the Seller to enable the Seller to make such a deposit and that it will have the option (but not the obligation) to make loans to the Seller to enable the Seller to make such a deposit, but only if (i) such loans are made on an arms-length basis, (ii) AFL reasonably believes that at the time it shall make such loan it will be repaid by the Seller and (iii) if AFL shall make any such loan to the Seller, AFL shall enter into a Note for Intercompany Discretionary Advance and Subordination Agreement and a Subordinated Revolving Credit Promissory Note in substantially the form of Exhibit C hereto. The Seller shall provide the Rating Agencies prior written notice of any loans it shall receive from AFL in order to satisfy the Collateral Test.

          (f) On any Business Day on which there is a WAC Deficiency Amount, the Seller shall deposit into the Collection Account the positive difference, if any, between the WAC Deficiency Amount on such Business Day and the WAC Deficiency Deposit. The Seller shall provide the Rating Agencies prior written notice of any loans it shall receive from AFL in order to make a deposit in respect of the WAC Deficiency Amount.

          (g) The Issuer shall deposit into the Collection Account the amount of all Advances made by the Issuer to the Seller pursuant to Section 2.1.

          (h) The Seller may at any time deposit into the Collection Account the positive difference, if any, between the Spread Account Minimum Amount (as defined in the Insurance Agreement) and the amount on deposit in the Warehousing Series Spread Account. The Seller shall provide the Rating Agencies prior written notice of any loans it shall receive from AFL in order to make a deposit in respect of any such deficiency in the Warehousing Series Spread Account. Any such amount deposited in the Collection Account pursuant to this Section 4.1(h) shall not be deemed to be amounts on deposit in the Collection Account for any other purposes of this Agreement or the Indenture other than for purpose of
Section 4.10(c).

          Section 4.2. COLLECTIONS. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Monthly Period for amounts previously deposited in the Collection Account but later determined by the Servicer or the Lockbox Bank to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Sections 4.6(a)(iv) and 4.6(b)(iv) upon certification by the Servicer of such amounts and the provision of such information to the Indenture Trustee, the Administrative Agent and the Security Insurer as may be necessary in the opinion of the Administrative Agent or the Security Insurer to verify the accuracy of such certification. In the event that the Security Insurer or the Administrative Agent has not received evidence satisfactory to it of the Servicer's entitlement to reimbursement pursuant to this Section 4.2, the Administrative Agent or the Security Insurer, as the case may be, shall (unless an Insurer Default shall have occurred and be continuing) give the Indenture Trustee notice to such effect, following receipt of which the Indenture Trustee shall not make a distribution to the Servicer in respect of such amount pursuant to Section 4.6, or if the Servicer prior thereto has been reimbursed pursuant to Section 4.6, the Indenture Trustee shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Distribution Date.

          Section 4.3. APPLICATION OF COLLECTIONS. For the purposes of this Agreement, all collections for a Monthly Period shall be applied by the Servicer as follows:

          (a) With respect to each Receivable, payments by or on behalf of the Obligor thereof (other than of Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal with respect to such Receivable in accordance with the terms of such Receivable. With respect to each Liquidated Receivable, Liquidation Proceeds shall be applied to interest and principal with respect to such Receivable in accordance with the terms of such Receivable, and then to any Insurance Add-On Amount due and payable with respect to such Receivable. The Servicer shall not be entitled to any Supplemental Servicing Fees with respect to a Liquidated Receivable.

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

          (b) With respect to each Receivable that has become a Purchased Receivable on any Deposit Date, the Purchase Amount shall be applied, for purposes of this Agreement only, to interest and principal on the Receivable in accordance with the terms of the Receivable as if the Purchase Amount had been paid by the Obligor on the Accounting Date next preceding such Deposit Date. The Servicer shall not be entitled to any Supplemental Servicing Fees with respect to such a Receivable. Nothing contained herein shall relieve any Obligor of any obligation relating to any Receivable.

          (c) With respect to each Receivable that has become a Repurchased Receivable on any date, the Repurchase Price shall be applied, for purposes of this Agreement only, to interest and principal on the Receivable in accordance with the terms of the Receivable as if the Repurchase Price had been paid by the Obligor on such date. The Servicer shall not be entitled to any Supplemental Servicing Fees with respect to such a Receivable. Nothing contained herein shall relieve any Obligor of any obligation relating to any Receivable.

          (d) All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Sections 4.6(a)(iv) and 4.6(b)(iv).

          (e) All payments by or on behalf of an Obligor received with respect to any Purchased Receivable after the Accounting Date immediately preceding the Deposit Date on which the Purchase Amount was paid by the Seller, AFL or the Servicer shall be paid to the Seller, AFL or the Servicer, respectively, and shall not be included in the Available Funds, the Distribution Amount or the Spread Account Available Funds.

          Section 4.4.   MONTHLY ADVANCES.

          (a) After the occurrence of an Amortization Event, if with respect to a Receivable the amount deposited into the Collection Account during a Monthly Period in respect of such Receivable and allocable to interest (determined in accordance with Section 4.3) is less than the amount of interest accrued on such Receivable (for the number of calendar days in such Monthly Period), the Servicer shall make a Monthly Advance equal to the amount of such shortfall; PROVIDED, HOWEVER, that the Servicer shall not be required to make a Monthly Advance with respect to a Receivable extended pursuant to Section 3.2(b) for any Monthly Period during which no Scheduled Payment is due according to the terms of such extension.

          (b) If with respect to any Determination Date so long as an Amortization Event has not occurred, the amount of Available Funds is less than the sum of the amounts payable on the related Distribution Date pursuant to clause (i) of Section 4.6(a), then on such Determination Date the Servicer, or AFL if AFL is no longer the Servicer, shall make a Monthly Advance equal to the amount of such shortfall.

          (c) On or before each Determination Date and prior to the delivery of the Servicer's Certificate for such Determination Date pursuant to Section 3.9, the Servicer (or AFL if AFL is not the Servicer and AFL is required to make a Monthly Advance pursuant to Section 4.4(b)) shall deposit in the Collection Account the aggregate amount of Monthly Advances required for the related Monthly Period in immediately available funds.

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

          (d) The Servicer shall be entitled to be reimbursed for Outstanding Monthly Advances pursuant to Section 4.6(b)(i) from the following sources on any day subsequent to the Distribution Date in respect of which such Monthly Advance was made: (i) subsequent payments by or on behalf of any Obligor with respect to such Receivable, (ii) collections of Liquidation Proceeds with respect to any Receivable if such Receivable becomes a Liquidated Receivable, (iii) payment of any Purchase Amount with respect to any Receivable if such Receivable becomes a Purchased Receivable and (iv) payment of any Repurchase Price with respect to any Receivable if such Receivable becomes a Repurchased Receivable. If any Receivable shall become a Liquidated Receivable and the Servicer shall not have been fully reimbursed for Outstanding Monthly Advances with respect to such Receivable from the sources of funds previously described in this paragraph, the Servicer shall be entitled to reimbursement from collections on Receivables other than the Receivable in respect of which such Outstanding Monthly Advance shall have been made.

          Section 4.5.   ADDITIONAL DEPOSITS.

          (a) On or before each Deposit Date, the Servicer or AFL shall deposit in the Collection Account the aggregate Purchase Amounts with respect to Administrative Receivables. The Seller shall deposit in the Collection Account the Repurchase Price with respect to Repurchased Receivables. All such deposits of Purchase Amounts and Repurchase Prices shall be made in immediately available funds. On each Deficiency Claim Date, the Indenture Trustee shall deposit in the Collection Account any amounts delivered to the Indenture Trustee by the Spread Account Collateral Agent.

          (b) The Security Insurer shall at any time, and from time to time, have the option but not the obligation to deliver amounts to the Indenture Trustee for deposit into the Collection Account, for distribution with respect to the Deficiency Claim Date coinciding with or next succeeding the date of such deposit to the extent that without such distribution a draw would be required to be made on the Note Policy, in order to provide for the compensation of a Successor Servicer as provided in Section 6.3(c), or otherwise to provide for expenses of the Issuer, including amounts due to providers of services to the Issuer.

          Section 4.6.   DISTRIBUTIONS.

          (a) On each Distribution Date prior to the occurrence of an Amortization Event, the Indenture Trustee shall (based on the information contained in the Servicer's Certificate delivered on the related Determination
Date) distribute the following amounts in the following order of priority:

          (i) first, from the Distribution Amount, to the Note Distribution Account, an amount equal to the Advance Interest Distributable Amount for such Distribution Date;

          (ii) second, from the Distribution Amount, to the Servicer (or to AFL if AFL is not the Servicer and AFL has made a Monthly Advance pursuant to Section 4.4(b)), the amount of Outstanding Monthly Advances for which the Servicer (or AFL) is entitled to be reimbursed and for which the Servicer (or AFL) has not previously been reimbursed;

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

          (iii) third, from the Distribution Amount, PRO RATA, to the Owner Trustee, any accrued and unpaid fees of the Owner Trustee in accordance with the Trust Agreement and including amounts with respect to which the Administrator is entitled to be reimbursed pursuant to the Administration Agreement; to the Indenture Trustee, any accrued and unpaid fees of the Indenture Trustee in accordance with the Indenture; to any Lockbox Bank, Custodian, Backup Servicer or Collateral Agent (including the Indenture Trustee if acting in any such additional capacity), any accrued and unpaid fees (in each case, to the extent such Person has not previously received such amount from the Servicer or AFL); to any successor Servicer, to the extent not previously paid by the predecessor Servicer pursuant to Section 6.2, reasonable transition expenses incurred in acting as successor Servicer in an amount not to exceed $50,000 in total;

          (iv) fourth, from the Distribution Amount, to the Servicer, the Basic Servicing Fee for the related Monthly Period, any Supplemental Servicing Fees for the related Monthly Period, and any amounts permitted to be paid to the Servicer pursuant to Section 4.2;

          (v) fifth, from the Distribution Amount, on Distribution Dates with respect to the Amortization Period so long as no Amortization Event shall have occurred, to the Note Distribution Account, an amount equal to the Advance Principal Distributable Amount for such Distribution Date;

          (vi) sixth, from the Distribution Amount, to the Security Insurer, to the extent of any amounts owing to the Security Insurer under the Insurance Agreement and not paid, whether or not AFL or any other Person is also obligated to pay such amounts;

          (vii) seventh, from the Distribution Amount, on Distribution Dates with respect to the Revolving Period, an amount determined and certified by the Servicer and included in the Servicer's Certificate delivered on the related Determination Date to be at least equal to the sum of (1) the WAC Deficiency Amount, if any, on such Determination Date, and (2) the amount necessary to be held in the Collection Account such that after giving effect to all deposits and distributions to be made on such Distribution Date, the Collateral Test will be satisfied (not taking into account any WAC Deficiency Amounts provided for in clause (1) above) as of the immediately preceding Accounting Date, shall remain on deposit in the Collection Account;

          (viii) eighth, from the Distribution Amount, on Distribution Dates with respect to the Amortization Period so long as no Amortization Event shall have occurred, to the Note Distribution Account, an amount equal to the remaining amount on deposit in the Collection Account until an amount payable in respect of the principal of the Advances equal to the unpaid principal amount of the Advances has been deposited in the Note Distribution Account;

          (ix) ninth, from the Distribution Amount, to each Agent for distribution to the applicable parties, any amounts owing to such Agent, the Noteholders or any Permitted Assignee by the Issuer or the Seller under the Note Purchase Agreement, the Fee Letters or any other Related Document, to the extent not otherwise paid; and

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

          (x) tenth, from the Distribution Amount (excluding amounts required to be retained in the Collection Account pursuant to clause (vii) above), the remaining portion of the Distribution Amount to the Spread Account Collateral Agent for deposit in the Spread Account.

          (b) On each Distribution Date after the occurrence of an Amortization Event, the Indenture Trustee shall (based on the information contained in the Servicer's Certificate delivered on the related Determination
Date) distribute the following amounts and in the following order of priority:

          (i) first, from the Distribution Amount, to the Servicer, an amount equal to the amount of Outstanding Monthly Advances for which the Servicer is entitled to be reimbursed and for which the Servicer has not previously been reimbursed;

          (ii) second, from the Distribution Amount, to the Note Distribution Account, an amount equal to the Advance Interest Distributable Amount for such Distribution Date;

          (iii) third, from the Distribution Amount, PRO RATA, to the Owner Trustee, any accrued and unpaid fees of the Owner Trustee in accordance with the Trust Agreement and including amounts with respect to which the Administrator is entitled to under the Administration Agreement; to the Indenture Trustee, an amount equal to any accrued and unpaid fees of the Indenture Trustee in accordance with the Indenture; to any Lockbox Bank, Custodian, Backup Servicer, Collateral Agent (including the Indenture Trustee if acting in any such additional capacity), an amount equal to any accrued and unpaid fees owing to such Persons (in each case, to the extent such Person has not previously received such amount from the Servicer or
     AFL); to any successor Servicer, to the extent not previously paid by the predecessor Servicer pursuant to Section 6.2, reasonable transition expenses incurred in acting as successor Servicer in an amount not to exceed $50,000 in total;

          (iv) fourth, from the Distribution Amount, to the Servicer, the sum of the Basic Servicing Fee for the related Monthly Period, any Supplemental Servicing Fees for the related Monthly Period, and any amounts specified in
     Section 4.2;

          (v) fifth, from the Distribution Amount, to the Note Distribution Account, an amount equal to the Advance Principal Distributable Amount for such Distribution Date;

          (vi) sixth, from the Distribution Amount, to the Security Insurer, to the extent of any amounts owing to the Security Insurer under the Insurance Agreement and not paid, whether or not AFL or any other Person is also obligated to pay such amounts;

          (vii) seventh, if an Insurer Default has occurred, from the Distribution Amount, to the Note Distribution Account, an amount equal to the Default Amount Distributable Amount for such Distribution Date;

          (viii) eighth, from the Distribution Amount, to the Note Distribution Account, an amount equal to the remaining Distribution Amount until an amount payable in

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

     respect of principal of the Notes equal to the unpaid principal amount of the Notes has been deposited in the Note Distribution Account;

          (ix) ninth, from the Distribution Amount, PRO RATA, (I) to the Administrative Agent, for distribution to the applicable parties, an amount equal to the sum, without duplication, of (A) any expenses incurred by the Administrative Agent, the Agents or the Noteholders as a result of any failure of the Seller to perform hereunder PLUS (B) any amounts owing to each Agent, the Noteholders or any Permitted Assignee under the Note Purchase Agreement, the Fee Letters or any other Related Document, to the extent not otherwise paid; and (II) if an Insurer Default has not occurred, to the Note Distribution Account, an amount equal to the Default Amount Distributable Amount for such Distribution Date; and

          (x) tenth, any remaining Distribution Amount to the Spread Account Collateral Agent for deposit in the Spread Account.

          Section 4.7. STATEMENTS TO NOTEHOLDERS. On each Distribution Date, the Indenture Trustee shall include with each distribution to each Noteholder, a Servicer's Certificate.

          Section 4.8. INDENTURE TRUSTEE AS AGENT; CALCULATION OF WEIGHTED AVERAGE APR, WAC DEFICIENCY AMOUNTS, BASIS FEE PERCENT AND ADVANCE INTEREST RATE.

          (a) The Indenture Trustee, in making distributions as provided in this Agreement, shall act solely on behalf of and as agent for the Noteholders.

          (b) Prior to the occurrence of an Amortization Event, on each Business Day the Seller shall calculate the Maximum Interest Rate, the weighted average APR of the Receivables, the WAC Deficiency Percentage and the WAC Deficiency Amount, if any, and shall, upon request, provide such calculation in writing to the Indenture Trustee, the Issuer, the Administrative Agent, the Servicer or the Security Insurer. Prior to the occurrence of an Amortization Event, if on any Business Day the WAC Deficiency Amount is greater than zero, the Seller shall provide written notice of such WAC Deficiency Amount and the corresponding WAC Deficiency Percentage and the WAC Deficiency Deposit, if any, with respect to such Business Day to the Issuer, the Administrative Agent, the Indenture Trustee, the Servicer, and the Security Insurer by 12:00 noon, New York City time, on such day.

          (c)    On the Effective Date, the Basis Fee Percent shall be 0%.
On any Business Day on which the Administrative Agent determines, in its sole discretion, that there has been a change in the Basis Fee Percent, the Administrative Agent shall calculate the Basis Fee Percent and shall provide the Seller with telephonic notice of such calculation by 10:00 a.m. New York City time on each such day. In the absence of notice of a change in the Basis Fee Percent, the Basis Fee Percent shall remain the same as it was as of the Closing Date or, if notice of a change in the Basis Fee Percent has been given to the Seller by the Administrative Agent, as it was as of the date of the last such notice of change in the Basis Fee Percent.

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

          (d) Each Agent shall provide the Indenture Trustee, the Security Insurer, the Issuer, the Seller and the Servicer by facsimile transmission no later than 10:00 a.m. on the Business Day prior to each Determination Date, a certificate of a Responsible Officer, which shall set forth the Advance Interest Rate for its related Note for the immediately preceding Interest Period and shall set forth in reasonable detail the manner in which such calculation of the Advance Interest Rate was determined and, absent manifest error, the amount set forth in such certificate with respect to the Advance Interest Rate shall be conclusive. Each Agent shall provide to the Security Insurer, the Issuer, the Seller, AFL and the Indenture Trustee, on the Business Day preceding the date of prepayment, if each Agent shall have received notice of such prepayment on or prior to such Business Day, or on the prepayment date, if each Agent shall receive notice of such prepayment on such date of prepayment, a certificate of a responsible officer, which shall set forth the interest due on its Note being prepaid together with the Breakage Fee, if any, due on such prepayment date, and which also shall set forth, in reasonable detail, the manner in which the calculation of the interest due on its Note and the Breakage Fee was determined. Absent manifest error, the amount set forth in such certificate with respect to the Breakage Fee and interest shall be conclusive.

          Section 4.9. ELIGIBLE ACCOUNTS. Any account which is required to be established as an Eligible Account pursuant to this Agreement and which ceases to be an Eligible Account shall within five Business Days (or such longer period, not to exceed 30 days, as to which each Rating Agency, the Administrative Agent and the Security Insurer may consent) be established as a new account which shall be an Eligible Account and any cash or any investments shall be transferred to such new account.

          Section 4.10.  ADDITIONAL WITHDRAWALS FROM THE COLLECTION ACCOUNT.

          (a) On each Purchase Date, the Servicer shall instruct the Indenture Trustee in writing by 10:00 a.m., Minneapolis, Minnesota time, to withdraw from the Collection Account and deposit to the Spread Account and pay to the account of the Seller specified by the Servicer in such writing, and upon such instruction, the Indenture Trustee shall withdraw from the Collection Account and initiate a wire transfer to the Spread Account and to such account of the Seller no earlier than 2:00 p.m., New York City time, and no later than 3:00 p.m., New York City time, the amounts set forth in such instructions. The aggregate amount set forth in the instruction referred to in the preceding sentence shall be equal to the least of (i) the Purchase Price for the Receivables being purchased by the Issuer on such date, (ii) for any Purchase Date occurring during the period from but excluding a Determination Date through and including the related Distribution Date, an amount equal to the total amount on deposit in the Collection Account on such date over the sum of (A) the amounts to be distributed from or retained in the Collection Account on such Distribution Date pursuant to clauses (i) through (ix) of Section 4.6(a) as set forth in the Servicer's Certificate delivered on such Determination Date, and
(B) any increase in the WAC Deficiency Amount on such date, if any, above the WAC Deficiency Amount on such Determination Date, and (iii) an amount equal to the excess of the total amount on deposit in the Collection Account on such date over the WAC Deficiency Amounts, if any, required to be on deposit in the Collection Account on such date. The Servicer shall instruct the Trustee to wire an amount equal to 1% of the aggregate Principal Balance of Receivables being purchased by the Issuer on such date to the Spread Account and the Servicer shall instruct the

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

Trustee to wire the remainder of the amount specified in the preceding sentence to the account of the Seller.

          (b) On the Business Day specified by the Seller in the notice of a prepayment of an Advance delivered to the Indenture Trustee pursuant to
Section 2.1(e), the Indenture Trustee shall withdraw from the Collection Account and, if applicable, the Spread Account the amount of such prepayment determined in accordance with the provisions of Section 2.1(e) (as set forth in a certificate of a Responsible Officer of the Seller) and shall deposit such amount into the Note Distribution Account for application in accordance with the provisions of the Indenture.

          (c) On the date of any deposit into the Collection Account made pursuant to Section 4.1(h), the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account and deposit to the Spread Account the amount deposited into the Collection Account pursuant to Section 4.1(h), and upon such instruction the Indenture Trustee shall withdraw such amount from the Collection Account and initiate a wire transfer in such account to the Spread Account.

          Section 4.11.  CROSS-COLLATERALIZATION WITH THE SPREAD ACCOUNT
AGREEMENT.

          (a) In the event that the Indenture Trustee shall determine on any Deficiency Claim Date, based on information in the Servicer's Certificate, that there exists a Collection Account Shortfall or a Warehousing Shortfall (each as defined in the Spread Account Agreement) (any such shortfall being a "Deficiency Claim Amount"), then on such Deficiency Claim Date, the Indenture Trustee shall deliver to the Collateral Agent, the Spread Account Collateral Agent, the Security Insurer, the Issuer and the Servicer, by hand delivery, telex or facsimile transmission, a written notice (a "Deficiency Notice") specifying the Deficiency Claim Amount for such Distribution Date. Such Deficiency Notice shall direct the Spread Account Collateral Agent to remit such Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Spread Account Agreement) to the Indenture Trustee for deposit in the Collection Account.

          (b) Any Deficiency Notice shall be delivered by 10:00 a.m., New York City time, on the related Deficiency Claim Date. The amounts distributed by the Spread Account Collateral Agent to the Indenture Trustee pursuant to a Deficiency Notice shall be deposited by the Indenture Trustee into the Collection Account pursuant to Section 4.5.

                                     ARTICLE V
                                    THE SERVICER

          Section 5.1.   LIABILITY OF SERVICER; INDEMNITIES.

          (a) The Servicer (in its capacity as such and, in the case of AFL, without limitation of its obligations under the Purchase Agreement) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

          (b) The Servicer shall defend, indemnify and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Backup Servicer, the Administrative Agent, each Agent, the Security Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof other than the Seller or the Issuer of any Financed Vehicle.

          (c) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Backup Servicer, the Administrative Agent, each Agent, the Security Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any taxes that may at any time be asserted against the Issuer, the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Administrative Agent, the Collateral Agent, or the Noteholders with respect to the execution, delivery and performance of this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables and the other the Seller Conveyed Property to the Issuer or the issuance and original sale of the Notes, or federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

          (d) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Backup Servicer, the Administrative Agent, each Agent, the Security Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Issuer, the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Backup Servicer, the Administrative Agent, the Security Insurer or the Noteholders through the breach of this Agreement, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

          (e) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

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          (f)    AFL, in its individual capacity, hereby acknowledges that the indemnification provisions in the Purchase Agreement benefiting the Issuer, the Administrative Agent, each Agent, the Owner Trustee, the Indenture Trustee, the Collateral Agent and the Backup Servicer are enforceable by each hereunder.


          (g) AFL, in its individual capacity, shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Backup Servicer, the Administrative Agent, each Agent, the Security Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any taxes that may at any time be asserted against the Issuer, the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Administrative Agent, the Collateral Agent, the Security Insurer or the Noteholders with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables and the other Seller Conveyed Property to the Issuer or the issuance and original sale of the Notes, or federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same, but only to the extent such amounts are not otherwise covered by the indemnities set forth in Sections 5.1(b) through (f) above.

          Section 5.2. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SERVICER OR BACKUP SERVICER.

          (a) The Servicer shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be an Eligible Servicer and shall be capable of fulfilling the duties of the Servicer contained in this Agreement. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 5.2(a) to the Issuer, the Indenture Trustee, the Administrative Agent, the Security Insurer and each Rating Agency. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer's business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Insurance Agreement Event of Default shall have occurred and be continuing, (y) the Servicer shall have delivered to the Issuer, the Administrative Agent, the Indenture Trustee and the Security Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 5.2(a) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Servicer shall have delivered to the Issuer, the Administrative Agent, the Indenture

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Trustee and the Security Insurer an Opinion of Counsel, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer in the Seller Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

          (b) Any corporation (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or
(iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

          Section 5.3. LIMITATION ON LIABILITY OF SERVICER, BACKUP SERVICER AND OTHERS.

          (a) Neither the Servicer, the Backup Servicer nor any of the directors or officers or employees or agents of the Servicer or Backup Servicer shall be under any liability to the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; PROVIDED, HOWEVER, that this provision shall not protect the Servicer, the Backup Servicer or any such Person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence in the performance of duties, by reason of reckless disregard of obligations and duties under this Agreement or any violation of law by the Servicer, Backup Servicer or such Person, as the case may be; PROVIDED FURTHER, that this provision shall not affect any liability to indemnify the Issuer and the Indenture Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Issuer or the Indenture Trustee, each in its individual capacity. The Servicer, the Backup Servicer and any director, officer, employee or agent of the Servicer or Backup Servicer may rely in good faith on the advice of counsel or on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising under this Agreement.

          (b) The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement, and the Issuer, the Indenture Trustee, the Administrative Agent, the Seller, the Security Insurer and the Noteholders shall look only to the Servicer to perform such obligations.

          Section 5.4. DELEGATION OF DUTIES. The Servicer may delegate duties under this Agreement to an Affiliate of AFL with the prior written consent of the Security Insurer (unless

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an Insurer Default shall have occurred and be continuing) and the
Administration Agent. Any successor Servicer may delegate duties under this Agreement with the prior written consent of the Security Insurer (unless an Insurer Default shall have occurred and be continuing) and the Administrative Agent. The Servicer also may at any time perform the specific duty of repossession of Financed Vehicles through sub-contractors who are in the business of servicing automotive receivables and may perform other specific duties through such sub-contractors with the prior written consent of the Security Insurer (unless an Insurer Default shall have occurred and be continuing); PROVIDED, HOWEVER, that no such delegation or sub-contracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. Neither AFL nor any party acting as Servicer hereunder shall appoint any subservicer hereunder without the prior written consent of the Security Insurer (unless an Insurer Default shall have occurred and be continuing) and the Administrative Agent.

          Section 5.5. SERVICER AND BACKUP SERVICER NOT TO RESIGN. Subject to the provisions of Section 5.2, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) or the Administrative Agent (if an Insurer Default shall have occurred and be continuing) does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Issuer, the Indenture Trustee, the Administrative Agent and the Security Insurer (unless an Insurer Default shall have occurred and be continuing). No resignation of the Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, the Backup Servicer or an entity acceptable to the Security Insurer shall have assumed the responsibilities and obligations of the Servicer or, if an Insurer Default shall have occurred and be continuing, the Backup Servicer or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, an entity acceptable to the Security Insurer shall have assumed the responsibilities and obligations of the Backup Servicer or, if an Insurer Default shall have occurred and be continuing, a Person that is n Eligible Servicer shall have assumed the responsibilities and obligations of the Backup Servicer; PROVIDED, HOWEVER, that in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section 5.5, the Backup Servicer may petition a court for its removal.

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                                     ARTICLE VI
                            SERVICER TERMINATION EVENTS

          Section 6.1. SERVICER TERMINATION EVENT. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

          (a) Any failure by the Servicer to deliver to the Indenture Trustee for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of this Agreement (or, if AFL is the Servicer, the Purchase Agreement) that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Indenture Trustee or (unless an Insurer Default shall have occurred and be continuing) the Security Insurer or after discovery of such failure by a Responsible Officer of the Servicer;

          (b) Failure by the Servicer to deliver the Servicer's Certificate to the Indenture Trustee, the Issuer, the Administrative Agent and (so long as an Insurer Default shall not have occurred and be continuing) the Security Insurer by 5:00 p.m., New York City time on the fifth Business Day prior to the Distribution Date, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 5.2(a);

          (c) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement (or, if AFL is the Servicer, the Purchase Agreement), which failure (i) materially and adversely affects the rights of the Issuer (determined without regard to the availability of funds under the Note Policy), or of the Security Insurer (unless an Insurer Default shall have occurred and be continuing), and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Issuer, the Administrative Agent, the Indenture Trustee or the Security Insurer;

          (d) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer or the Seller in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Servicer or the Seller and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days;

          (e) The commencement by the Servicer or the Seller of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer or the Seller to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of its property or the making by the Servicer or the Seller of an assignment for the benefit of creditors

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or the failure by the Servicer or the Seller generally to pay its debts as such debts become due or the taking of corporate action by the Servicer or the Seller in furtherance of any of the foregoing;

          (f) Any representation, warranty or statement of the Servicer or the Seller made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Issuer or the Security Insurer and, within 30 days after written notice thereof shall have been given to the Servicer or the Seller by the Issuer, the Administrative Agent, the Indenture Trustee or the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, a Noteholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

          (g) So long as an Insurer Default shall not have occurred and be continuing, the Security Insurer shall not have delivered a Servicer Extension Notice pursuant to Section 3.14;

          (h) So long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default shall have occurred;

          (i)    A claim is made under the Note Policy; or

          (j) A servicer termination event or like event shall occur in any other securitization with respect to which AFL or any of its Affiliates is acting as servicer.

          Section 6.2. CONSEQUENCES OF A SERVICER TERMINATION EVENT. If a Servicer Termination Event shall occur and be continuing, the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, either the Indenture Trustee or the Administrative Agent (acting at the direction of each Agent)), by notice given in writing to the Servicer (and to the Indenture Trustee and the Administrative Agent if given by the Security Insurer) may terminate all of the rights and obligations of the Servicer under this Agreement; PROVIDED, that if the Security Insurer shall not deliver a Servicer Extension Notice, the rights and obligations of the Servicer hereunder shall terminate automatically upon the expiration of the term of the Servicer without the requirement of notice. On or after the receipt by the Servicer of such written notice or upon such automatic termination, all authority, power, obligations and responsibilities of the Servicer under this Agreement automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Security Insurer); PROVIDED, HOWEVER, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the other Seller Conveyed Property and related documents to show the Issuer as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to

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cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape or diskette in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables and the other Seller Conveyed Property. If requested by the Administrative Agent or the Security Insurer (unless an Insurer Default shall have occurred and be continuing), the successor Servicer shall terminate the Lockbox Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 3.2(e)), or to a lockbox established by the successor Servicer at the direction of the Administrative Agent or the Security Insurer (unless an Insurer Default shall have occurred and be continuing), at the successor Servicer's expense. In addition to any other amounts that are then payable to the terminated Servicer under this Agreement, the terminated Servicer shall then be entitled to receive out of Available Funds reimbursements for any Outstanding Monthly Advances made during the period prior to the notice pursuant to this Section
6.2 which terminates the obligation and rights of the terminated Servicer under this Agreement. The Issuer, the Administrative Agent, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the terminated Servicer from any amounts payable to the terminated Servicer pursuant to the preceding sentence. The terminated Servicer shall grant the Issuer, the Administrative Agent, each Agent, the Indenture Trustee, the successor Servicer and the Security Insurer reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.

          Section 6.3.   APPOINTMENT OF SUCCESSOR.

          (a) On and after the time the Servicer receives a notice of termination pursuant to Section 6.2 or upon the resignation of the Servicer pursuant to Section 5.5, or in the event the term of the Servicer expires as a consequence of the Security Insurer electing not to deliver a Servicer Extension Notice, the Backup Servicer (unless the Security Insurer shall have exercised its option pursuant to Section 6.3(b) to appoint an alternate successor Servicer) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement; PROVIDED, HOWEVER, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The Issuer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 6.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

          (b) The Security Insurer may (so long as an Insurer Default shall not have occurred and be continuing) exercise at any time its right to appoint as Backup Servicer or as

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successor to the Servicer a Person other than the Person serving as Backup
Servicer at the time, and (without limiting its obligations under the Note Policy) shall have no liability to the Issuer, the Indenture Trustee, AFL, the Seller, the Person then serving as Backup Servicer, any Noteholders or any other Person if it does so. Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer and an Insurer Default shall have occurred and be continuing, the Backup Servicer, the Indenture Trustee or the Administrative Agent may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 5.5, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 6.2, the resignation of the Servicer pursuant to Section 5.5 or the expiration of the term of the Servicer. If upon the termination of the Servicer pursuant to
Section 6.2, the resignation of the Servicer pursuant to Section 5.5 or the expiration of the term of the Servicer, the Security Insurer appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

          (c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under the Agreement if the Servicer had not resigned or been terminated hereunder. If any successor Servicer is appointed as a result of the Backup Servicer's refusal (in contravention of the terms of this Agreement) to act as Servicer although it is legally able to do so, the Security Insurer and such successor Servicer may agree on reasonable additional compensation to be paid to such successor Servicer by the Backup Servicer, which additional compensation shall be paid by the Backup Servicer in its individual capacity and solely out of its own funds. If any successor Servicer is appointed for any reason other than the Backup Servicer's refusal to act as Servicer although legally able to do so, the Security Insurer and such successor Servicer may agree on additional compensation to be paid to such successor Servicer, which additional compensation may be payable by the Security Insurer as a Security Insurer Optional Deposit. In addition, any successor Servicer shall be entitled to reasonable transition expenses incurred in acting as successor Servicer to the extent provided in Section 4.6(a)(iii) or 4.6(b)(iii).

          Section 6.4. NOTIFICATION TO NOTEHOLDERS. Upon any termination of or appointment of a successor to the Servicer pursuant to this Article VI, the Indenture Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register.

          Section 6.5. WAIVER OF PAST DEFAULTS. The Security Insurer (or, if an Insurer Default shall have occurred and be continuing, the Administrative Agent (at the direction of each Agent)) may, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

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                                    ARTICLE VII
                              MISCELLANEOUS PROVISIONS

          Section 7.1.   AMENDMENT.

          (a) This Agreement may be amended by the Seller, the Servicer, the Administrative Agent, the Agents and the Issuer, with the prior written consent of the Indenture Trustee, the Backup Servicer and the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) but without the consent of any of the Noteholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions in this Agreement or (iii) for the purpose of adding any provision to or changing in any manner or eliminating any provision of this Agreement or of modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders.

          (b) This Agreement may also be amended from time to time by the Seller, the Servicer, the Administrative Agent, the Agents and the Issuer with the prior written consent of the Indenture Trustee, the Collateral Agent, the Backup Servicer and the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) and with the consent of a Note Majority (which consent of any Holder of a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Notes; PROVIDED, HOWEVER, that subject to the express rights of the Security Insurer under the Related Documents, including its rights to agree to certain modifications of the Receivables pursuant to Section 3.2 and its rights to cause the Collateral Agent to liquidate the Collateral under the circumstances and subject to the provisions of Section 7.1 of the Security Agreement, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions required to be made with respect to any Advance or the Advance Interest Rate, (b) amend any provisions of Section 4.6 in such a manner as to affect the priority of payment of interest, principal or premium to Noteholders, or (c) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then outstanding.

          (c) Prior to the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each Rating Agency.

          (d) Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee.

          (e) It shall not be necessary for the consent of Noteholders pursuant to Section 7.1(b) to approve the particular form of any proposed amendment or consent, but it shall be

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

sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Issuer or Indenture Trustee, as applicable, may prescribe, including the establishment of record dates.

          (f) Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement, in addition to the Opinion of Counsel referred to in Section 7.2(i). The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise.

          Section 7.2.   PROTECTION OF TITLE TO THE SELLER CONVEYED PROPERTY.

          (a) The Servicer and the Seller shall execute and file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the Collateral Agent in the Seller Conveyed Property and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Issuer, the Administrative Agent, the Collateral Agent and the Security Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

          (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of
Section 9-402(7) of the UCC, unless it shall have given the Issuer, the Administrative Agent, the Indenture Trustee and the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) at least 60 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

          (c) Each of the Seller and the Servicer shall give the Issuer, the Administrative Agent, the Indenture Trustee and the Security Insurer at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

          (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

          (e) The Servicer shall maintain its computer systems so that, from and after the time of sale hereunder of the Receivables to the Issuer, the Servicer's master computer records (including any backup archives) that refer to any Receivable indicate clearly that the Receivable is owned by the Issuer. Indication of the Issuer's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable has been paid in full or repurchased by the Seller or Servicer.

          (f) If at any time the Seller or the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Issuer unless such Receivable has been paid in full or repurchased by the Seller or Servicer.

          (g) The Servicer shall permit the Issuer, the Administrative Agent, either Agent, the Indenture Trustee, the Collateral Agent, the Backup Servicer, the Security Insurer and their respective agents, at any time to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivables or any other portion of the Seller Conveyed Property.

          (h) The Servicer shall furnish to the Issuer, the Administrative Agent, either Agent, the Indenture Trustee, the Collateral Agent, the Backup Servicer and the Security Insurer at any time upon request a list of all Receivables then held by the Issuer, together with a reconciliation of such list to the Receivables Schedule and to each of the Servicer's Certificates furnished before such request indicating repurchase of Receivables from the Issuer. Upon request, the Servicer shall furnish a copy of any list to the Seller. The Indenture Trustee shall hold any such list and Receivables Schedule for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination.

          (i) The Seller and the Servicer shall deliver to the Issuer, the Administrative Agent, the Indenture Trustee, the Collateral Agent and the Security Insurer simultaneously with the execution and delivery of this Agreement and of each amendment thereto and upon the occurrence of the events giving rise to an obligation to give notice pursuant to Section 7.2(b) or (c), an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Collateral Agent in the Receivables and the other Seller Conveyed Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

          (j) The Servicer shall deliver to the Issuer, the Administrative Agent, the Indenture Trustee, the Collateral Agent and the Security Insurer, within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Closing Date, an Opinion of Counsel, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no action shall be necessary to preserve and protect such interest.

          Section 7.3. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 7.4. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the respective rights of the Holders thereof.

          Section 7.5. ASSIGNMENT. Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 5.2 or Section 6.2 (and as provided in the provisions of the Agreement concerning the resignation of the Servicer and the Backup Servicer), this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Issuer, the Administrative Agent, the Indenture Trustee, the Collateral Agent and the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, the Administrative Agent, the Issuer and the Indenture Trustee)

          Section 7.6. THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Security Insurer and the Noteholders and their successors and assigns shall be third-party beneficiaries to the provisions of this Agreement, and shall be entitled to rely upon and directly to enforce such provisions of this Agreement so long as, with respect to the Security Insurer, no Insurer Default shall have occurred and be continuing. Except as set forth in this Section 7.6, nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement. Except as expressly stated otherwise herein or in the Related Documents, any right of the Security Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Security Insurer in its sole and absolute discretion.

          Section 7.7. DISCLAIMER BY SECURITY INSURER. The Security Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy) upon delivery of a written notice to the Issuer, the Administrative Agent and the Indenture Trustee.

          Section 7.8. COUNTERPARTS. For the purpose of facilitating its execution and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterpart shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

          Section 7.9. NOTICES. All demands, notices and communications under this Agreement shall be in writing, personally delivered, sent by facsimile transmission or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, at the following address: Arcadia Receivables Finance Corp., 7825 Washington Avenue South, Suite 900, Minneapolis, Minnesota 55439-2435,
Attention: Treasurer, with copies to: Arcadia Financial Ltd., 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, Attention:
Treasurer; and in the case of AFL or the Servicer, 7825 Washington Avenue South, Suite 500, Minneapolis, Minnesota 55439-2439, Attention: Treasurer;
(b) in the case of the Issuer, Arcadia Automobile Receivables Warehouse Trust, c/o Wilmington Trust Company, as Owner Trustee, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration, with copies to: Arcadia Financial Ltd., 7825 Washington Avenue South, Suite 500, Minneapolis, Minnesota 55439-2435,
Attention: Treasurer, (c) in the case of the Owner Trustee, at the Corporate Trust Office, (d) in the case of the Indenture Trustee and, for so long as the Indenture Trustee is the Backup Servicer or the Collateral Agent, at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070,
Attention: Corporate Trust Services - Asset-Backed Administration, (e) in the case of each Rating Agency, 99 Church Street, New York, New York 10007 (for Moody's) and 26 Broadway, New York, New York 10004 (for Standard & Poor's),
Attention: Asset-Backed Surveillance), (f) in the case of the Security Insurer, Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022, Attention: Surveillance Department, Telex No.: (2) 688-3103,
Confirmation:  (2) 826-0100, Telecopy Nos.:  (2) 339-3518, (2) 339-3529, (in
each case in which notice or other communication to Financial Security refers to an Event of Default, a claim on the Note Policy or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and the Head-Financial Guaranty Group "URGENT MATERIAL ENCLOSED"), (g) in the case of the Administrative Agent or the RCC Agent, Bank of America National Trust and Savings Association, Asset Securitization Group, 231 South LaSalle Street, Chicago, Illinois, 60697, Attention: Mr. Albert Yoshimura and (h) in the case of the DFC Agent, Morgan Guaranty Trust Company of New York, 500 Stanton Christiana Road, Newark, Delaware 19713-2107, Attention: Asset Finance Group, or at such other address as shall be designated by any such party in a written notice to the other parties. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register, and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

          Section 7.10. INTEREST RATE PROTECTION. The parties hereto agree, upon the request of the Seller, to amend this Agreement to allow for the substitution of interest rate caps or other interest rate hedges acceptable to the Security Insurer and the Administrative Agent (acting at the direction of each Agent) for the obligation of the Seller to make deposits to the Collection Account or retain amounts on deposit in the Collection Account in respect of the WAC Deficiency Amount, but only to the extent that such interest rate caps or other interest rate hedges would have the same economic effect as the WAC

Deficiency Amount, as determined by the Security Insurer and the Administrative Agent in their reasonable discretion.

          Section 7.11. LIMITED RECOURSE. Notwithstanding anything to the contrary contained herein, the obligations of the Issuer and the Seller hereunder shall not be recourse to the Issuer or the Seller, respectively (or any person or organization acting on behalf of the Issuer or the Seller or any affiliate, employee, incorporator, stockholder, officer or director of the Issuer or the Seller), other than to the Receivables and the other Seller Conveyed Property and the proceeds thereof as provided in this Agreement and the Security Agreement. Each of the Issuer and the Seller hereby agree that to the extent such funds are insufficient or assets are unavailable to pay any amounts owing to it from the other party pursuant to this Agreement, it shall not constitute a claim against the other party.

          Section 7.12. NONPETITION COVENANT. Notwithstanding any prior termination of this Agreement, each of the parties hereto agrees that it shall not, prior to one year and one day after the Final Distribution Date, acquiesce, petition or otherwise invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Issuer or the Seller under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Seller or all or any part of its property or assets or ordering the winding up or liquidation of the affairs of the other. Each of the parties hereto agrees that damages will be an inadequate remedy for breach of this covenant and that this covenant may be specifically enforced.

          Section 7.13. LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertakings or agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either pressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under such parties and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer to be liable for the breach or failure of any obligation, representation, warranty, or covenant made or undertaken by the Trust under this Agreement or the Related Documents.

          IN WITNESS WHEREOF, the Issuer, the Original Issuer, the Administrative Agent, the RCC Agent, the DFC Agent, the Seller, AFL, the Servicer and the Backup Servicer have caused this Amended and Restated Sale and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                   THE ISSUER:

                                   ARCADIA AUTOMOBILE RECEIVABLES
                                   WAREHOUSE TRUST

                                   By:  WILMINGTON TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Owner Trustee

                                   By:
                                       ----------------------------
                                       Name:
                                       Title:


                                   THE ORIGINAL ISSUER:

                                   ARCADIA RECEIVABLES CONDUIT CORP.

                                   By:
                                       -----------------------------
                                       Name:
                                       Title:


                                   THE SELLER:

                                   ARCADIA RECEIVABLES FINANCE CORP.

                                   By:
                                       ----------------------------
                                       Name:
                                       Title:


                                   ARCADIA FINANCIAL LTD.,
                                   in its individual capacity and as Servicer

                                   By:
                                       ---------------------------
                                       Name:
                                       Title:


       [Signature Page to Amended and Restated Sale and Servicing Agreement]

                                   BACKUP SERVICER:

                                   NORWEST BANK MINNESOTA,
                                   NATIONAL ASSOCIATION,
                                   as Backup Servicer

                                   By:
                                       ---------------------------
                                       Name:
                                       Title:


                                   BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION,
                                    as Administrative Agent and RCC Agent

                                   By:
                                       ---------------------------
                                       Name:
                                       Title:

                                   MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK,
                                   as DFC Agent

                                   By:
                                       ---------------------------
                                       Name:
                                       Title:



Acknowledged and Accepted:
NORWEST BANK MINNESOTA,
     NATIONAL ASSOCIATION,
not in its individual capacity
but as Indenture Trustee and
Collateral Agent,
By: ____________________________
     Name:
     Title:




       [Signature Page to Amended and Restated Sale and Servicing Agreement]

Consented to by:

FINANCIAL SECURITY ASSURANCE INC.


By:
   ------------------------------
     Name:
     Title:


RECEIVABLES CAPITAL CORPORATION


By:
   ------------------------------
     Name:
     Title:


























       [Signature Page to Amended and Restated Sale and Servicing Agreement]

                                                                      Exhibit A


                         SERVICING POLICIES AND PROCEDURES
                         ---------------------------------

                                                                      Exhibit B


                          FORM OF SERVICER'S CERTIFICATE
                          ------------------------------

                                                                      Exhibit C


                     FORM OF NOTE FOR INTERCOMPANY INDEBTEDNESS
                     ------------------------------------------

                                                                      EXHIBIT D


                     OPINIONS OF COUNSEL TO SELLER AND ARCADIA
                     -----------------------------------------

                          [Opinions of Counsel to Seller]


          (i) Arcadia Receivables Finance Corp. (the "Seller") has been duly incorporated and is validly existing under the laws of the State of Delaware, with corporate power and authority to own its properties and to transact the business in which it is now engaged, and the Seller is duly qualified to do business and is in good standing as a foreign corporation in the State of Minnesota.

          (ii) The Seller has full corporate power and authority to execute and deliver the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Security Agreement, the Insurance Agreement and the Spread Account Agreement and to perform its obligations thereunder and has all necessary licenses and approvals under federal and state law to transact the business in which it is now engaged.

         (iii) Each of the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Security Agreement, the Insurance Agreement and the Spread Account Agreement has been duly authorized, executed and delivered by the Seller and, as to the Seller, is a legal, valid and binding obligation, enforceable against the Seller in accordance with its terms (except as may be limited by bankruptcy and insolvency laws and general principles of equity).

          (iv) The compliance by the Seller with all of the provisions of the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Security Agreement, the Insurance Agreement and the Spread Account Agreement will not (1) conflict with or result in any breach which would constitute a default under, or except as contemplated by the Sale and Servicing Agreement, result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of the Seller pursuant to any material terms of, any indenture, loan agreement or other agreement or instrument for borrowed money to which the Seller is a party or by which the Seller may be bound or to which any of the property or assets of the Seller is subject, (2) violate any provisions of the Certificate of Incorporation or the By-Laws of the Seller, or (3) violate or conflict with any order, judgment, decree, writ, injunction, rule or regulation applicable to the Seller of any court or any federal, state or other regulatory authority or other governmental body having jurisdiction over the Seller.

          (v) No consent, approval, authorization or other order of, or filing with, any court or any federal, state or other regulatory authority or other governmental body having jurisdiction over the Seller, which has not already been made or obtained, is required for the execution, delivery, or performance of the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Security Agreement, the Insurance Agreement and the Spread Account Agreement except for the filing of any financing statements required to perfect the Issuer's and the Seller's respective interests in the Receivables.

          (vi) The Seller is not an "investment company" nor is it controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (vii) There is no action, suit, investigation, litigation or proceeding pending or, to the best of our knowledge, threatened before any court, governmental agency or arbitrator (1) against the Seller or any of its properties, (2) asserting the invalidity of the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Security Agreement, the Insurance Agreement or the Spread Account Agreement, (3) seeking to prevent the consummation of any of the transactions contemplated by the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Security Agreement, the Insurance Agreement or the Spread Account Agreement or (4) challenging the enforceability of the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Security Agreement, the Insurance Agreement and the Spread Account Agreement.

        (viii) If the transfer of the Receivables from the Seller to the Buyer does not constitute an absolute sale, the Repurchase Agreement grants to the Buyer a security interest in the Seller's rights in the Receivables and the proceeds thereof, which security interest is a first priority perfected security interest.


ADDRESSEES:
----------
Moody's Investors Service, Inc.
Standard & Poor's Ratings Group
Arcadia Automobile Receivables Warehouse Trust
Bank of America National Trust and Savings Association
Morgan Guaranty Trust Company of New York
Financial Security Assurance Inc.
Norwest Bank Minnesota, National Association

                          [Opinions of Counsel to Arcadia]


          (i) Arcadia Financial Ltd. ("Arcadia") has been duly incorporated and is validly existing as a corporation under the laws of the State of Minnesota, with corporate power and authority to own its properties and to transact the business in which it is now engaged, and Arcadia is duly qualified to do business and is in good standing in each State of the United States where the nature of its business requires it to be so qualified.

         (ii) Arcadia has full corporate power and authority to execute and deliver the Purchase Agreement, the Sale and Servicing Agreement, the Security Agreement, the Insurance Agreement, the Spread Account Agreement and the Custodian Agreement and to perform its obligations thereunder.

        (iii) Each of the Purchase Agreement, the Sale and Servicing Agreement, the Security Agreement, the Insurance Agreement, the Spread Account Agreement and the Custodian Agreement has been duly authorized, executed and delivered by Arcadia and, as to Arcadia, is a legal, valid and binding obligation enforceable in accordance with its terms (except as may be limited by bankruptcy and insolvency laws and general principles of equity).

         (iv) The execution and delivery by Arcadia of, and the performance by Arcadia of the provisions of each of the Purchase Agreement, the Sale and Servicing Agreement, the Security Agreement, the Insurance Agreement, the Spread Account Agreement and the Custodian Agreement will not (1) conflict with or result in any breach which would constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of Arcadia pursuant to any material terms of, any indenture, loan agreement or other agreement or instrument for borrowed money to which Arcadia is a party or by which Arcadia may be bound or to which any of the property or assets of Arcadia is subject, (2) violate any provisions of the Articles of Incorporation or the By-Laws of Arcadia or (3) violate or conflict with any order, judgment, decree, writ, injunction of any court or any federal, state or other regulatory authority or other governmental body having jurisdiction over Arcadia or any rule or regulation applicable to Arcadia.

          (v) No consent, approval, authorization or other order of, or filing with, any court or any federal, state or other regulatory authority or other governmental body having jurisdiction over Arcadia, which has not already been made or obtained, is required in connection with the execution, delivery or performance of the transactions contemplated by the Purchase Agreement, the Sale and Servicing Agreement, the Security Agreement, the Insurance Agreement, the Spread Account Agreement and the Custodian Agreement.

         (vi) There is no action, suit, investigation, litigation or proceeding pending or, to the best of our knowledge, threatened before any court, governmental agency or arbitrator (1) against Arcadia or any of its properties, (2) asserting the invalidity of the Purchase Agreement, the Sale and Servicing Agreement, the Security Agreement, the Insurance Agreement, the Spread Account Agreement and the Custodian Agreement, (3) seeking to prevent the consummation of any of the transactions contemplated by the Purchase Agreement, the Sale and Servicing

Agreement, the Security Agreement, the Insurance Agreement, the Spread Account Agreement and the Custodian Agreement, or (4) challenging the enforceability of the Purchase Agreement, the Sale and Servicing Agreement, the Security Agreement, the Insurance Agreement, the Spread Account Agreement and the Custodian Agreement.

       (vii) The Receivables constitute "chattel paper" as such term is defined in Article 9 of the Uniform Commercial Code in effect in Minnesota.

      (viii) Should Arcadia become the debtor in a case under the Bankruptcy Code, if the matter were properly briefed and presented to a court, the court would hold that (1) the transfer of the Receivables (and the collections thereon) by Arcadia to the Seller in the manner set forth in the Purchase Agreement would constitute an absolute sale of the Receivables (and the collections thereon), rather than a borrowing by Arcadia secured by the Receivables (and the collections thereon), so that the Receivables would not be the property of the estate of Arcadia under Section 541(a) of the Bankruptcy Code, and thus (2) the Seller's rights to the Receivables (and the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code.

        (ix) Under present reported decisional authority and statutes applicable to bankruptcy cases, should Arcadia become the debtor in a case under the Bankruptcy Code, and the Seller would not otherwise properly be a debtor in a case under the Bankruptcy Code, and if the matter were properly briefed and presented to a court exercising bankruptcy jurisdiction, the court, exercising reasonable judgment after full consideration of all relevant factors, should not order, over the objection of the Issuer, the Indenture Trustee on behalf of the Noteholders or the Security Insurer, the substantive consolidation of the assets and liabilities of the Seller with those of Arcadia.

ADDRESSEES:
----------
Moody's Investors Service, Inc.
Standard & Poor's Ratings Group
Arcadia Automobile Receivables Warehouse Trust
Bank of America National Trust and Savings Association
Morgan Guaranty Trust Company of New York
Financial Security Assurance Inc.
Norwest Minnesota, National Association

                                                                      EXHIBIT E

                            FORM OF CONFIRMATION LETTER
                            ---------------------------
                                                                         [date]

Arcadia Automobile Receivables Warehouse Trust
c/o Arcadia Financial Ltd.
7825 Washington Avenue South
Minneapolis, Minnesota 55439-2435
Attention:  Treasurer


Confirmation No.:

Ladies and Gentlemen:

This letter confirms our agreement to sell to you the Receivables listed in SCHEDULE A hereto, pursuant to the Amended and Restated Sale and Servicing Agreement between us, dated as of July 21, 1998 (as amended from time to time, the "Agreement"), as follows:

Purchase Date:

Cut-Off Date:

Receivables:  See SCHEDULE A hereto


1)  Purchase Price:    Product of 0.96 and the Aggregate
                       Outstanding Principal Balance of Receivables
                       being transferred:                             $
                                                                       --------
Calculation of Amount to be released from the Collection Account:

The least of
1)   Purchase Price:                                                  $
                                                                       --------
2) On each such date occurring during the period from but excluding a Determination Date through and including the related Distribution Date:

a)   Amount on deposit in Collection Account                          $
                                                                       --------

b)   minus amount of distributions or retentions to be made
pursuant to SECTIONS 4.6(a)(i) THROUGH (ix) of the Agreement          $
                                                                       --------

c)   minus any increase in the WAC Deficiency Amount above the WAC
Deficiency Amount on such Determination Date                          $
                                                                       --------

3)   a)   Amount on deposit in Collection Account                     $
                                                                       --------

b)   minus WAC Deficiency Amount on deposit in Collection Account     $
                                                                       --------
The least of 1), 2), and 3):                                          $
                                                                       --------

                                   ARCADIA RECEIVABLES FINANCE CORP.



                                   By:_____________________________
                                      Responsible Officer


                                   ARCADIA FINANCIAL LTD.,
                                     as Servicer



                                   By:_____________________________
                                      Responsible Officer

                                                                EXHIBIT F

                         FORM OF NOTICE OF REPURCHASE DATE
                         ---------------------------------

                                 _________ __, 19__

Arcadia Automobile Receivables Warehouse Trust
c/o Arcadia Financial Ltd.
7825 Washington Avenue South
Minneapolis, Minnesota 55439-2435
Attention:  Treasurer

Norwest Bank Minnesota, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0070
Attention:  Corporate Trust Department

Financial Security Assurance Inc.
350 Park Avenue
New York, New York  10022
Attention:  Surveillance Department

Ladies and Gentlemen:

          Reference is made to the Amended and Restated Sale and Servicing Agreement, dated as of July 21, 1998 (the "Sale and Servicing Agreement"). Capitalized terms used herein shall have the meanings given to them in the Sale and Servicing Agreement.

          Notice is hereby given that on __________ __, 19__ (the "Repurchase Date") [Note: Date specified must be at least one Business Days after the letter is delivered] we will repurchase the Receivables listed on SCHEDULE 1 hereto with an aggregate outstanding Principal Balance of $__________ and an aggregate Repurchase Price of $_________.

          The Seller hereby represents and warrants that the Receivables selected by the Seller to be repurchased on the Repurchase Date, if less than all of the Receivables transferred to the Issuer under the Sale and Servicing Agreement that have not been repurchased as of the date hereof, were selected for repurchase randomly and that no selection procedures adverse to the Issuer or the Noteholders were utilized in selecting the Receivables for repurchase.

                                   ARCADIA RECEIVABLES FINANCE CORP.


                                   By:______________________
                                        Responsible Officer

                                                                      EXHIBIT G


                        FORM OF RECONVEYANCE OF RECEIVABLES
                        -----------------------------------

          RECONVEYANCE OF RECEIVABLES dated as of _________ __, 19__ by and between Arcadia Automobile Receivables Warehouse Trust, a Delaware business trust (the "Issuer"), and ARCADIA RECEIVABLES FINANCE CORP., a Delaware corporation (the "Seller").

          WHEREAS, the Buyer and the Seller are parties to an Amended and Restated Sale and Servicing Repurchase Agreement dated as of July 21, 1998 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Sale and Servicing Agreement");

          WHEREAS, pursuant to the Sale and Servicing Agreement the Issuer is required to reconvey and the Seller is required to repurchase the Receivables (as such term is defined in the Sale and Servicing Agreement) listed on SCHEDULE 1 hereto;

          NOW THEREFORE, the Issuer and the Seller hereby agree as follows:

          1. DEFINED TERMS. All terms defined in the Sale and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          "REPURCHASE DATE" shall mean ________ __, 19__.

          2.     RECONVEYANCE OF RECEIVABLES.

          Upon deposit of the Repurchase Price in respect thereof by the Seller, the Issuer does hereby reconvey to the Seller, without recourse, on the Repurchase Date, all right, title and interest of the Issuer in and to each Receivable listed on SCHEDULE 1 hereto.

          In connection with such reconveyance, the Issuer agrees to execute and deliver, at the Seller's expense, to the Seller on or prior to the Repurchase Date, such UCC termination statements prepared by the Seller as the Seller may reasonably request, evidencing the release by the Issuer of its lien on the Receivables.

          3. COUNTERPARTS. The Reconveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          4. GOVERNING LAW. This Reconveyance shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions.

          IN WITNESS WHEREOF, the undersigned have caused this Reconveyance of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.


     ARCADIA AUTOMOBILE RECEIVABLES WAREHOUSE TRUST
     Issuer


     By:  WILMINGTON TRUST COMPANY,
     not in its individual capacity but solely
     as Owner Trustee


     By:___________________________
     Responsible Officer


     ARCADIA RECEIVABLES FINANCE CORP.,
     Seller


     By:__________________________
     Responsible Officer

                                                                      EXHIBIT H

                      FORM OF NOTICE OF REQUEST FOR AN ADVANCE
                      ----------------------------------------

                                                            _________ __, 19__

Arcadia Automobile Receivables Warehouse Trust
c/o Arcadia Financial Ltd.
7825 Washington Avenue South
Minneapolis, Minnesota 55439-2435
Attention:  Treasurer

Norwest Bank Minnesota, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0070
Attention:  Corporate Trust Department

Ladies and Gentlemen:

          Reference is made to the Amended and Restated Sale and Servicing Agreement, dated as of July 21, 1998 (the "Sale and Servicing Agreement"). Capitalized terms used herein shall have the meanings given to them in the Sale and Servicing Agreement.

          Notice is hereby given of our request for an Advance in the amount of $_________ (Note: such amount shall be at least $7 million) to be made on _________ __, 19__ [Note: Date specified must be at least one Business Day after letter is delivered unless request is for $15,000,000 or less] to be deposited into the Collection Account. The difference between the aggregate outstanding principal amount of Advances, including the Advance being requested hereby ($___________) and the aggregate outstanding Principal Balance of Receivables ($__________) is less than $5,000,000.

          Requested Tranche Periods:

RCC (not applicable to CP Tranche Period):
DFC:
Note Increase Amount:
RCC Purchase Percentage (56.25%)
DFC Purchase Percentage (43.75%):

     ARCADIA RECEIVABLES FINANCE CORP.


     By:___________________________
     Responsible Officer

                                                                      EXHIBIT I


                      FORM OF INDEPENDENT ACCOUNTANTS' REPORT
                         ON APPLYING AGREED-UPON PROCEDURES
                         ----------------------------------

                                     SCHEDULE A

                      REPRESENTATIONS AND WARRANTIES OF SELLER


          1. CHARACTERISTICS OF RECEIVABLES. Each Receivable (A) was originated by AFL or by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business and such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located, was fully and properly executed by the parties thereto, was purchased by Arcadia from such Dealer under an existing Dealer Agreement with AFL and was validly assigned by such Dealer to Arcadia, (B) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, and (C) is a fully amortizing Receivable which provides for level monthly payments (provided that the payment in the first Monthly Period and the final Monthly Period of the life of the Receivable may be minimally different from the level payment) which, if made when due, shall fully amortize the Amount Financed over the original term.

          2. NO FRAUD OR MISREPRESENTATION. Each Receivable was originated by AFL or by a Dealer and was sold by the Dealer to AFL without any fraud or misrepresentation on the part of such Dealer in either case.

          3. COMPLIANCE WITH LAW. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z," the Soldiers' and Sailors' Civil Relief Act of 1940, the Minnesota Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the Receivables and each and every sale of Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

          4.     ORIGINATION.  Each Receivable was originated in the United
States.

          5. BINDING OBLIGATION. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after its Cut-Off Date of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

          6. NO GOVERNMENT OBLIGOR. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

          7. OBLIGOR BANKRUPTCY. At the applicable Cut-Off Date, no Obligor had been identified on the records of Arcadia as being the subject of a current bankruptcy proceeding.

          8. RECEIVABLES SCHEDULE. The information set forth in the most recent Receivables Schedule delivered to the Issuer or the Administrative Agent was true and correct in all material respects as of the close of business on the applicable Cut-Off Date.

          9. MARKING RECORDS. On each Purchase Date, the portions of the Electronic Ledger relating to the Receivables will be clearly and unambiguously marked to show that the Receivables constitute part of the Seller Conveyed Property and are owned by the Issuer in accordance with the terms of the Agreement.

          10. COMPUTER TAPE. The Computer Tape, computer diskette or other electronic transmission made available by the Seller to the Issuer on each Purchase Date was complete and accurate as of the applicable Cut-Off Date, and includes a description of the same Receivables that are described in the Receivables Schedule.

          11. ADVERSE SELECTION. No selection procedures adverse to the Issuer or the Noteholders were utilized in selecting the Receivables from those receivables owned by Arcadia which met the selection criteria contained in the Agreement.

          12. CHATTEL PAPER. The Receivables constitute chattel paper within the meaning of the UCC as in effect in the States of Minnesota and New York.

          13. ONE ORIGINAL. There is only one original executed copy of each Receivable.

          14. RECEIVABLE FILES COMPLETE. On the applicable Purchase Date there exists a complete Receivable File for each Receivable transferred on such date, and such receivable File is in the possession of the Custodian on such Purchase Date. A Receivable File pertaining to each Receivable will contain on the related Purchase Date (a) a fully executed original of the Receivable, (b) a certificate of insurance, application form for insurance signed by the Obligor, or a signed representation letter from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Financed Vehicle, or a documented verbal confirmation by an insurance agent for the Obligor of a policy number for an insurance policy for the Financed Vehicle, (c) the original Lien Certificate or application therefor or a letter from the applicable Dealer agreeing unconditionally to repurchase the related Receivable if the Lien Certificate is not received by Arcadia within 180 days, and (d) a credit application signed by the Obligor or a copy thereof. Each of such documents which is required to be signed by the Obligor will have been signed by the Obligor in the appropriate spaces. All blanks on any form will have been properly filled in and each form will otherwise have been correctly prepared.

          15. RECEIVABLES IN FORCE. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No provisions of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File. No Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          16. LAWFUL ASSIGNMENT. No Receivable was originated in, or is subject to the laws of, any jurisdiction, the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or any Assignment Agreement or pursuant to transfers of the Notes.

          17. GOOD TITLE. No Receivable has been sold, transferred, assigned or pledged by Arcadia to any Person other than the Seller unless the same was released prior to the transfer of such Receivable to the Seller or by the Seller to any Person other than the Issuer; immediately prior to the conveyance of the Receivables pursuant to the Purchase Agreement, Arcadia was the sole owner of and had good and indefeasible title thereto, free and clear of any Lien other than Liens created pursuant to its Related Documents. Immediately prior to the conveyance of the Receivables to the Issuer pursuant to this Agreement and any Transaction, the Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien; and, upon execution and delivery of this Agreement and any Confirmation by the Seller, the Issuer shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. Neither Arcadia nor the Seller has taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

          18. SECURITY INTEREST IN FINANCED VEHICLE. Each Receivable creates a valid, binding and enforceable first priority security interest in favor of Arcadia in the Financed Vehicle. The Lien Certificate and original certificate of title for each Financed Vehicle show, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 180 days of the related Purchase Date and will show, Arcadia named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, Arcadia has received written evidence from the related Dealer that such Lien Certificate showing Arcadia as first lienholder has been applied for, or a letter from the applicable Dealer agreeing unconditionally to repurchase the related Receivable if the Certificate of title is not received within 180 days. Arcadia's security interest has been validly assigned by Arcadia to the Seller pursuant to the Purchase Agreement and by the Seller to the Issuer pursuant to this Agreement. Immediately after the sale, transfer and assignment thereof to the Issuer, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Issuer as secured party, which security interest is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of the applicable Cut-Off Date, there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the lien of the related Receivable.

          19. ALL FILINGS MADE. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Issuer a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the other Seller Conveyed Property have been made, taken or performed.

          20. NO IMPAIRMENT. Neither Arcadia nor the Seller has done anything to convey any right to any Person that would result in such Person having a right to payments due under a Receivable or otherwise to impair the rights of the Issuer and the Indenture Trustee on behalf of the Noteholders in any Receivable or the proceeds thereof.

          21. RECEIVABLE NOT ASSUMABLE. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to the Seller with respect to such Receivable.

          22. NO DEFENSES. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

          23. NO DEFAULT. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing, that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the applicable Cut-Off Date, no Financed Vehicle had been repossessed.

          24. INSURANCE. As of the Purchase Date for the related Receivable, each Financed Vehicle is covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (ii) naming Arcadia as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming Arcadia and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Vehicle was or had previously been insured under a policy of Force-Placed Insurance on the related Cut-Off Date.

          25. PAST DUE. As of the applicable Cut-Off Date, no Receivable being transferred on the related Purchase Date was more than 30 days past due and no funds have been advanced by the Seller, the Servicer, AFL, and Dealer, or anyone acting on behalf of any of them in order to cause any Receivable to satisfy such requirement.

          26. REMAINING PRINCIPAL BALANCE. As of the applicable Cut-Off Date, each Receivable had a remaining principal balance equal to or greater than $500.00 and the Principal Balance of each Receivable set forth in the most recent Receivables Schedule delivered to the Issuer or the Administrative Agent is true and accurate in all material respects.

          27     ORIGINAL MATURITY.  Each Receivable had an original maturity of at least 12 months but not more than 84 months and no more than 10% of the Receivables had an original maturity of greater than 72 months. Each Receivable with an original maturity of greater than 72 months is secured by a Financed Vehicle that is a new automobile or an automobile that is less than one year old. No more than 80% of the aggregate outstanding Principal Balance of the Receivables are Classic Receivables.

          28. COMPLIANCE WITH UNDERWRITING GUIDELINES. Each Receivable was originated pursuant to Arcadia's underwriting standards in effect on the Effective Date which have not, without the prior written consent of the Agent, been materially changed since the Effective Date.